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                                                                 EXHIBIT 99.1






                                   RESTATEMENT

                                       OF

                             MASTER TRUST AGREEMENT

                                      FOR:



                           TRANS WORLD AIRLINES, INC.



















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                                TABLE OF CONTENTS

ARTICLE                                                                                                        PAGE
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
FIRST:  Acceptance of Property....................................................................................2

SECOND:  Separate Accounts........................................................................................2

THIRD:  Investment Powers.........................................................................................3

FOURTH:  Payments.................................................................................................6

FIFTH:  Administrative Powers.....................................................................................6

SIXTH:  Guaranteed Income Contracts..............................................................................11

SEVENTH:  Fiduciary Standards....................................................................................13

EIGHTH:  Prohibition of Diversion................................................................................14

NINTH:  Hold Harmless............................................................................................14

TENTH:  Accounts.................................................................................................15

ELEVENTH:  Authorized Persons....................................................................................16

TWELFTH:  Compensation and Expenses..............................................................................16

THIRTEENTH:  Resignation of Trustee..............................................................................16

FOURTEENTH:  Amendment...........................................................................................17

FIFTEENTH:  Termination..........................................................................................18

SIXTEENTH:  Plan-to-Plan Transfers; Rollovers....................................................................18

SEVENTEENTH:  Adopting Employers.................................................................................19

EIGHTEENTH:  Alienation..........................................................................................20

NINETEENTH:  Bond................................................................................................20

TWENTIETH:  Successors...........................................................................................20

TWENTY-FIRST:  Communications....................................................................................20

TWENTY-SECOND:  Governing Law....................................................................................21


                                       (i)

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                                   RESTATEMENT

                                       OF

                             MASTER TRUST AGREEMENT

         WHEREAS, the Company and certain of its affiliated and subsidiary corporations enumerated in Appendix A hereto (which affiliated and subsidiary corporations shall hereinafter be referred to as the "Corporation"), have established certain pension and retirement plans for the exclusive benefit of their respective eligible employees and the beneficiaries thereof (which plans shall hereinafter be referred to as the "Separate Plans"), each of which Separate Plan is enumerated in Appendix B hereto and constitutes a qualified pension plan within the meaning of Section 401(a) of the Internal Revenue Code, as amended; and

         WHEREAS, the Company as the "named fiduciary" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has general responsibility for administration of the Separate Plans; and

         WHEREAS, the Separate Plans call for the establishment of a trust to which contributions are to be made by the Company to be held by the Trustee and to be managed, invested and reinvested for the exclusive benefit of participants of the Separate Plans and their beneficiaries; and

         WHEREAS, the Separate Plans and trust are intended to qualify as separate plans and trust which meet the applicable requirements of Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended hereinafter referred to as the "Code"; and




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         WHEREAS, the Company entered into a Trust Agreement, hereinafter referred to as the "Trust," with Boston Safe Deposit and Trust Company, a corporation organized and existing under the laws of the State of Massachusetts, having its principal place of business at Boston, Massachusetts; and

         WHEREAS, the Company retained the right in the Trust to terminate the same and appoint a Successor Trustee; and

         WHEREAS, the Company hereby appoints United States Trust Company of New York, as Successor Trustee, a corporation organized and existing under the laws of the State of New York, having its principal place of business at 114 West 47th Street, New York, New York 10036-1532; hereinafter referred to as the "Trustee";

         NOW THEREFORE, the Company, with the consent of the Trustee, enters into this Master Trust Agreement effective February 1, 1994.

         FIRST: Acceptance of Property. The Trustee shall accept such cash and other property as is tendered to it as contributions hereunder, and as is acceptable to it, hereunder referred to as the "Trust Fund," but shall not be under any duty to require the Company or any other adopting employer to contribute to the Trust Fund or to determine whether the amount of any contribution has been correctly computed under the terms of the Separate Plans. In no event shall the Trustee be considered a party to any of the Separate Plans. The Trustee shall have only such duties with respect to the Separate Plans as are set forth in this Agreement.

         SECOND: Separate Accounts. The Trustee shall invest, reinvest and administer the Trust Fund as a single fund. Notwithstanding the foregoing, the Trustee shall, on the basis of information furnished to it from time-to-time by the Company, maintain separate accounts within




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the Trust Fund showing the beneficial interest of each Plan in the Trust Fund.
The Trust Fund shall be valued at cost and market values as often as may be requested by the Company, such dates to be hereinafter referred to as the "Valuation Dates." All charges and credits shall be accounted for on the day they occur in the Valuation Period. The beneficial interest in the Trust Fund of each Plan shall be adjusted to reflect the effect of income, realized and unrealized gains and losses, expenses, and all other transactions during each such period. Such valuations and such adjustments shall be made so as to preserve for each Plan and beneficial interest in the Trust Fund properly allocable to each Plan.

         THIRD: Investment Powers. The Trustee shall invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income, in such savings accounts, securities or other property, real or personal, within or without the United States, as it in its sole discretion shall deem proper including, without limitations, interests and part interests in any bond and mortgage or note and mortgage and interests and part interests in certificates of deposit, commercial paper and other short term or demand obligations, secured or unsecured, whether issued by governmental or quasi-governmental agencies or corporations or by any firm or corporation, capital, common and preferred, voting and non-voting stock (regardless of dividend or earnings record), warrants, options (including options written by the Company), puts, calls, straddles, spreads, voting trust certificates, equipment trust and receivers' certificates, fractional oil and gas and mineral interests, timber rights, and all other forms of private and governmental securities (both foreign and domestic) including an employer security, as such term is defined in Section 407(d) of ERISA, or in any fund created and administered by it as the trustee thereof for the collective investment of the assets of employee benefit trusts, as long as such




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collective investment fund is a qualified trust under the applicable provisions of the Code (and while any portion of the Trust Fund is so invested, such collective investment fund shall constitute part of the Separate Plans, and the instrument creating such fund shall constitute part of this Agreement). The sole discretion to keep such portion of the Trust Fund in cash and cash balances or hold all or any portion of the Trust Fund in savings accounts, certificates of deposit, and other types of time or demand deposits with any financial institution or quasi-financial institution, either domestic or foreign (including any such institution operated or maintained by the Trustee in its corporate capacity) as the Trustee may from time-to-time determine to be in the best interests of the Trust Fund. Notwithstanding the foregoing, unless otherwise authorized by ERISA or by regulations promulgated by the Secretary of the Department of Labor, the Trustee shall maintain the indicia of ownership for all securities or other investments within the jurisdiction of the District Courts of the United States.

         To the maximum extent permitted by law, the Trustee shall not be liable for the acquisition, retention or disposition of any assets of the Trust Fund or for any loss to or diminution of such assets unless due to the Trustee's own willful misconduct or failure to act in good faith.

         The Company may appoint an "investment manager," as defined in Section 3(38) of ERISA. Any investment manager so appointed shall be (i) an investment adviser registered as such under the Investment Advisers Act of 1940, (ii) a bank, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States. The Company shall notify the Trustee of any such appointment by delivering to the Trustee an executed copy of the instrument under which the investment manager is appointed and evidencing the investment manager's acceptance of such appointment, an acknowledgment by



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the investment manager that it is a fiduciary of the Plan, and a certificate evidencing the investment manager's current registration under the Investment Advisers Act of 1940 or other appropriate qualification. The Company shall specify to the Trustee the portion of the Trust Fund which shall be subject to such investment management. The Trustee shall invest and reinvest the portion of the Trust Fund subject to such investment management only to the extent and in the manner directed by the investment manager in writing. During the term of such appointment, the Trustee shall have no liability for the acts or omissions of such investment manager, and except as provided in the preceding sentence, shall be under no obligation to invest or otherwise manage the portion of the Trust Fund subject to such investment management. The Trustee may maintain separate accounts within the Trust Fund for the assets of the Trust Fund subject to such investment management. The Company may terminate its appointment of an investment manager at any time and shall notify the Trustee in writing of such termination. To the maximum extent permitted by ERISA the Trustee shall be protected in assuming that the appointment of an investment manager remains in effect until it is otherwise notified in writing by the Company.

         In the event that the investment manager appointed hereunder is a bank or a trust company, or an affiliate of a bank or a trust company, the Trustee shall, upon the direction of the Company, transfer funds to such bank, trust company, or affiliate for investment through the medium of any fund created and administered by such bank, trust company, or affiliate, acting as trustee therefor, for the collective investment of the assets of employee benefit trusts, provided that such fund is qualified under the applicable provisions of the Code and while any portion of the assets are so invested, such fund shall constitute part of the applicable plan or plans, and the instrument creating such fund shall constitute part of this Trust. In order to implement the provisions of this



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paragraph, the Trustee is authorized to enter into any required auxiliary trust, agency or other type of agreement with an investment manager, or its affiliate, as described in the preceding sentence.

         In the event the Company or its designee has directed the Trustee to transfer funds to a mutual fund as an alternative investment vehicle, the Trustee or its agent shall invest that portion of the Trust Fund in said mutual fund. During the term of such direction, the Trustee or its agent shall have no liability for the acts or omissions of such Trust Fund, and except as provided in the preceding sentence, shall be under no obligation to invest or otherwise manage the portion of the Trust Fund subject to investment in such fund.

         FOURTH: Payments. Subject to the provisions of Article FIFTEENTH hereof, the Trustee shall from time-to-time transfer cash or other property from the Trust Fund to such persons, including an insurance company or companies or a paying agent designated by the Company or its designee, at such addresses, in such amounts, for such purposes and in such manner as the Company or its designee may direct, provided that such transfer is administratively feasible, and the Trustee shall incur no liability for any such payment made at the direction of the Company or its designee. The Company or its designee shall be solely responsible to ensure that any payment made at its direction conforms with the provisions of the Separate Plans, the provisions of this agreement, and ERISA, and the Trustee shall have no duty to determine the rights or benefits of any person in the Trust Fund or under the Separate Plans or to inquire into the right or power of the Company or its designee to direct any such payment.

         FIFTH: Administrative Powers. The Trustee is authorized to exercise from time-to-time in its sole discretion the following powers in respect of any property, real or personal, of the Trust Fund, it being intended that these powers be construed in the broadest possible manner:



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                  (1) power to sell at public or private sale for cash or upon credit or partly for cash and partly upon credit and upon such terms and conditions as it shall deem proper. No purchaser shall be bound to see to or be liable for the application of the proceeds of any such sale;

                  (2) power to exchange securities or property held by it for other securities or property, or partly for such securities or property and partly for cash, and to exercise conversion, subscription, option and similar rights with respect to securities held by it, and to make payments in connection therewith;
                  (3) power to write put options upon any kind of evidences of ownership or indebtedness, or contracts for the future delivery of evidences of ownership or indebtedness, and to enter into closing transactions for the purpose of terminating the same; provided that each such option shall be of a kind traded on a national securities exchange subject to regulation by the Securities and Exchange Commission; and further provided that the Trustee has set aside cash or cash equivalents in an amount equal to the exercise price of such options or has established put or futures contract positions offsetting such options;

                  (4) power to write call options upon any kind of evidences of ownership or indebtedness or contracts for the future delivery of evidences of ownership or indebtedness, or to write such call options against offsetting call options or futures contracts held in the Trust Fund, or cash, cash equivalents, or other readily marketable assets equal in value, determined on a daily basis, to the evidences of ownership or indebtedness subject thereto, and to enter into closing transactions for the purpose of terminating the same; provided that each such option shall be of a kind traded on a national securities exchange subject to regulation by the Securities and Exchange Commission;





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                  (5) power to invest in contracts for the future delivery of
United States Treasury Bills, other financial instruments or securities of any kind, or indexes based on any group of securities, provided that each such future contract shall be of a kind traded on a national securities exchange subject to regulation by the Securities and Exchange Commission;

                  (6) power to vote in person or by proxy at corporate or other meetings and to participate in or consent to any voting trust, reorganization, dissolution, merger or other action affecting securities in its possession or the issuers thereof;

                  (7) power to own or to manage, administer, operate, lease for any number of years, regardless of any restrictions on leases made by fiduciaries except restrictions imposed by ERISA, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held in the Trust Fund, to hold any such real property in its own name, or in the name of its nominee, with or without the addition of words indicating that such property is held in a fiduciary capacity, and to cause to be formed a corporation, partnership, trust or other entity to hold title to any such real property with the aforesaid powers, all upon such terms and conditions as may be deemed advisable; to renew or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any mortgage or to any other modifications or changes in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property in foreclosure, to take a deed in lieu of foreclosure



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with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such mortgage or guarantee;

                  (8) power to acquire, hold or dispose of property in unregistered form, or in its name without designation of fiduciary capacity, or in the name of its nominee or any custodian, and to the extent permitted by ERISA, to combine certificates representing investments with certificates representing investments of the same issue held by the Trustee in other fiduciary capacities, and to deposit property in a depository or clearing corporation or with the Federal Reserve Bank in its district;

                  (9) power to compromise and adjust all debts or claims due to or made against it, to participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity;

                  (10) power to borrow money from any lender, in accordance with ERISA, in any amount and upon any reasonable terms and conditions, for purpose of this Agreement, and to pledge or mortgage any property held in the Trust Fund to secure the repayment of any such loan;

                  (11) power to deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee; and any assessments levied with respect to any property so deposited;



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                  (12) power to exercise any conversion privilege or
subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith and to hold and retain any securities or other property which it may so acquire;

                  (13) power to make distributions in cash or in specific property, real or personal, or an undivided interest therein, or partly in cash and partly in such property;

                  (14) power to engage legal counsel, including counsel to the Company or the Trustee in its individual capacity, and any other suitable agents, and to consult with such counsel or agents with respect to the construction of this Agreement, the administration of the Trust Fund, and the duties of the Trustee hereunder;

                  (15) power to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, provided that the Trustee shall notify the Company of all such suits, legal proceedings and claims, and, except in the case of a suit, legal proceeding or claim involving solely the Trustee's action or omissions to act, shall obtain the written consent of the Company before settling, compromising or submitting to binding arbitration any claim, suit or legal proceeding or any nature whatsoever;



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                  (16) power, upon the written direction or the Company, to
enter into any contract or policy with an insurance company or companies, for the purpose of insurance coverage or otherwise, provided that, except as provided in Article THIRD, the Trustee shall be the sole owner of all such contracts or policies and all such contracts or policies shall be held as assets of the Trust Fund;

                  (17) power to make, execute and deliver, as Trustee, any and all deeds, leases, notes, bond guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

                  (18) power to enter into an agency, trust, custodial, administrative or other arrangement with any bank or other financial institution for the deposit of safekeeping of the assets of the Trust Fund;

                  (19) power to transfer assets of the Trust Fund to a successor trustee as provided in Article THIRTEENTH; and

                  (20) power to exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article FIFTH or otherwise in the best interests of the Trust Fund.

                  (21) upon specific written instructions of the Company to transfer funds to a mutual fund as an alternate investment vehicle.

         Notwithstanding the foregoing, in the event that an investment manager is appointed pursuant to Article THIRD hereof, such investment manager shall exercise such of the powers enumerated in this Article FIFTH and otherwise contained in this Agreement with respect to the



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portion of the Trust Fund subject to its control as may be specified in the instrument under which the investment manager was appointed.

         SIXTH: Guaranteed Income Contracts. The Trustee may, at the direction of the Company, (i) enter into one or more contracts with legal reserve life insurance companies, the rate of return from which is fixed by the terms of such contracts, (ii) transfer to any such insurance companies a portion of the Trust Fund in accordance with any such contracts, and (iii) hold any such contracts as a part of the Trust Fund until directed otherwise by the Company. The Company shall give such direction to the Trustee by delivering to the Trustee a copy of the action of the Company, which shall specifically refer to this Article SIXTH and direct the Trustee to so act. The Company may direct the Trustee to (i) request any information from any such insurance companies necessary or appropriate to make an investment decision, (ii) demand or accept withdrawals or other distributions under any such contracts, (iii) exercise or not to exercise any rights, powers, privileges and options under any such contracts and (iv) assign, amend, modify or terminate any such contracts. The Trustee shall take no action with respect to any such contracts except at the direction of the Company, unless an investment manager is appointed, pursuant to Article THIRD, upon which the Trustee will take direction from said manager. The Trustee shall incur no liability for complying with or failing to comply with any direction of the Company or said manager unless the Trustee's action is prima facie contrary to ERISA or contrary to the Trustee's duties and responsibilities under this agreement. Any insurance companies issuing any contracts as hereinabove described may deal with the Trustee as the absolute owner of any such contracts and need not inquire as to the authority of the Trustee to act with regard to such contracts. Any such insurance company may accept and rely upon any communication from the



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Trustee which is signed by an officer of the Trustee. For purposes of this agreement, any such insurance company shall be considered to be an investment manager with regard to the assets of the Plan subject to its control. In no event shall the underlying assets of such insurance company in which such contracts are invested be considered assets of the plan or part of the Trust Fund.

         SEVENTH: Fiduciary Standards. The Trustee (or any investment manager appointed pursuant to Article THIRD hereof) shall (i) discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (ii) subject to the investment funds specified in the separate plans, if any, to the extent required by ERISA diversify the investments of the Trust so as to minimize the risk of large losses, unless under circumstances it is clearly prudent not to do so; and (iii) discharge its duties in accordance with the provisions of the Separate Plans and this agreement insofar as such provisions are consistent with ERISA.

         The Trustee (or any investment manager appointed pursuant to Article THIRD hereof) shall not engage in any transaction which it knows or should know violates Section 406 of ERISA. Notwithstanding the foregoing, the Trustee (or any investment manager appointed pursuant to Article THIRD hereof) may, in accordance with any appropriate exemption provided under ERISA or upon the approval of the Secretary of the Department of Labor, enter into any action otherwise prohibited under Section 406 of ERISA.

         The Trustee shall not be responsible for the administration of the Separate Plans, for determining the funding policy of the Separate Plans or the adequacy of the Trust Fund to meet and discharge liabilities under the Separate Plans.




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         The Trustee shall not be responsible for any failure of the Company to discharge any of their respective responsibilities with respect to the Separate Plans nor be required to enforce payment of any contributions to the Trust Fund.

         EIGHTH: Prohibition of Diversion. (a) At no time prior to the satisfaction of all liabilities with respect to participants in the Separate Plans and their beneficiaries shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of such participants and their beneficiaries. Except as provided in paragraphs (b), (c) and (d) below, and Article FOURTEENTH, the assets of the Trust Fund shall never inure to the benefit of the Company and shall be held for the exclusive purpose of providing benefits to participants in the Separate Plans and their beneficiaries and defraying the reasonable expenses of administering the Separate Plans.

         (b) In the case of a contribution that is made by the company by a mistake of fact, paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Company within one year after the payment of the contribution.

         (c) If a contribution by the Company is expressly conditioned on qualification of one of the Separate Plans under Section 401 of the Code, and if said Separate Plan does not so qualify, then paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Company within one year after the date of denial of qualification of the Separate Plan, to the extent permitted by ERISA and the Code.

         (d) If a contribution by the Company is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code, then to the extent such deduction is disallowed,




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paragraph (a) above shall not prohibit the return to the Company of such contribution at the direction of the Company, to the extent disallowed, within one year after the date of such disallowance.

         NINTH: Hold Harmless. To the maximum extent permitted by ERISA and other applicable law, the Trustee shall not be liable for acting in accordance with, or not acting in the absence of, any written direction of the Company, its designee or an investment manager appointed pursuant to Article THIRD including, without limitation, any claim or liability that may be asserted against the Trustee on account of failure to receive securities purchased, or failure to deliver securities sold pursuant to orders issued by an investment manager, and the Company shall indemnify the Trustee against and agrees to hold the Trustee harmless from, all such liabilities and claims (including attorney's fees and expenses in defending against such liabilities and claims). The foregoing indemnifications shall also apply to liabilities and claims against the Trustee arising from any breach of fiduciary responsibility by a fiduciary other than the Trustee, unless the Trustee (i) participates knowingly in or knowingly undertakes to conceal such breach, (ii) has enabled such fiduciary to commit such breach by its failure to exercise its fiduciary duties under ERISA or (iii) has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach.

         TENTH: Accounts. The Trustee shall keep records of all transactions relating to the Trust Fund, which shall be made available at all reasonable times to persons designated by the Company or as may be required by law. The Trustee shall render an accounting to the Company at least annually. The Company may approve such account on behalf of itself by an instrument in writing delivered to the Trustee. If the Company does not file with the Trustee objections to any such




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account within sixty (60) days after its receipt, the Company shall be deemed to have approved such account. In such case, or upon the written approval of the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described in such account. Except to the extent otherwise provided in ERISA, no person, other than the Company, may require an accounting or bring any action against the Trustee with respect to the Trust Fund. The Trustee shall render to the Company at least quarterly, a statement of the Trust Fund assets and their values and, whenever a contribution is made to the Trust Fund other than in cash, a statement of the value of such property on the date it is received by the Trustee.

         Nothing contained in this agreement or in the Separate Plans shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions with regard to the Trust, the only necessary parties thereto in addition to the Trustee shall be the Company. If the Trustee so elects, it may join as a party or parties defendant any other person or persons.

         ELEVENTH: Authorized Persons. The Company shall certify to the Trustee the names of the persons authorized to act from time-to-time on behalf of the Company in connection with this Agreement. All directions to the Trustee by the Authorized Persons shall be in writing, and the Trustee shall be entitled to rely without further inquiry upon all such written directions received from the Authorized Persons.

         TWELFTH: Compensation and Expenses. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon from time-to-time by the Company and the Trustee. Unless paid by the Company, such compensation, attorneys' fees

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


incurred in the administration of the Trust Fund, all taxes levied or assessed against the Trust Fund, and such other expenses as are incurred in the administration of the Trust Fund shall be paid from the Trust Fund.

         THIRTEENTH: Resignation of Trustee. The Trustee may resign at any time by giving one hundred twenty (120) days written notice to the Company. The Company may remove the Trustee at any time by giving one hundred twenty (120) days written notice to the Trustee. In the case of the resignation or removal of the Trustee, the Company shall appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee. Upon the resignation or removal of the Trustee and the appointment of a successor trustee, the Trustee shall account for the administration of the Trust Fund up to the date of its resignation or removal in the manner provided in Article TENTH hereof and, upon the approval or deemed approval of such account, the Trustee shall transfer to the successor trustee all of the assets then constituting the Trust Fund and the Trustee shall to the maximum extent permitted by ERISA be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions; provided, however, that the Trustee may, in its sole discretion, transfer such assets prior to the completion of such accounting if the Company agrees thereto in writing, such writing to include such limitations on the Trustee's liability therefor as the Trustee may deem appropriate. The term "Trustee" as used in this agreement shall be deemed to apply to any successor trustee acting hereunder.

         FOURTEENTH: Amendment. The Company may amend all or any part of this agreement at any time provided, however, that any amendment shall not be effective until the instrument of amendment has been agreed to and executed by the Trustee. Any such amendment



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or modification of this agreement may be retroactive if necessary or appropriate to qualify or maintain the Trust as a part of a separate plan and trust exempt from Federal income taxation under Sections 401 (a) and 501(a) of the Code, the provisions of ERISA, or any other applicable provisions of Federal or state law, as now in effect or hereafter amended or adopted, and any regulations issued thereunder, including, without limitation, any regulations issued by the United States Treasury Department, or the United States Department of Labor.

         Notwithstanding anything contained in this Article FOURTEENTH to the contrary, no amendment shall divert any part of the Trust Fund to, and no part of the Trust Fund shall be used for, any purpose other than for the exclusive purpose of providing benefits to participants and their beneficiaries; provided, however, that nothing in this Article FOURTEENTH shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in Article TWELFTH.

         FIFTEENTH: Termination. This agreement and the trust hereby created may be terminated at any time by the Company by written notice, executed and acknowledged so as to authorize it to be recorded in the State of New York and delivered to the Trustee. Upon receipt of such notice of termination, the Trustee shall, after payment of all expenses incurred in the administration of the Trust Fund and such compensation as the Trustee may be entitled to, and upon approval of the appropriate governmental or quasi-governmental authorities (if such approval shall be required under applicable law or desired by the Trustee), then distribute the Trust Fund in cash or in kind to such persons or entities, including the Company, at such time and in such amounts as the Company shall direct, which direction shall be in conformity with the provisions of the Separate Plans and ERISA.

         SIXTEENTH: Plan-to-Plan Transfers; Rollovers. The Trustee may transfer all of the property representing a participant's vested interest in a Separate Plan to the trustees of any trust qualified under Section 401(a) of the Code. The Trustee may make such a transfer only at the direction of the Company.

         The Trustee may accept as part of the Trust Fund such property as is acceptable to the Trustee which represents a participant's retirement benefits transferred from a trust qualified under Section 401 (a) of the Code or transferred from the participant or an individual retirement account as a permissible rollover under Section 401(a)(5) or 408(d)(3) of the Code. The Trustee may accept such a transfer only at the direction of the Company. The amount of such benefits shall at all times be separately accounted for by the Company. A participant shall at all times be fully vested in any property so transferred as a rollover to the Trust Fund. Such property shall be distributed to the participant or his beneficiary at the direction of the Company within the time required for distribution of his retirement benefits under the applicable provisions of the Plan.

         SEVENTEENTH: Adopting Employers. Upon the written consent of the Company delivered to the Trustee, any other affiliated or subsidiary corporation of the Company sponsoring a Plan which is qualified under Section 401(a) of the Internal Revenue Code as amended may become a party to this Master Trust Agreement by delivering to the Trustee a certified copy of a resolution of its board of directors to the same effect as discussed immediately above. For purposes of this Master Trust Agreement, the qualified plan sponsored by such affiliated or subsidiary corporation shall be deemed to be a separate plan hereunder, and the affiliated or subsidiary corporation shall be deemed to be a Corporation hereunder. Irrespective of the number of Corporations which may from time-to-time be parties to this Master Trust Agreement, the company shall have the sole authority to enforce this Master Trust Agreement on its own behalf and on behalf of each and every such Corporation, and the Trustee shall in no event be required to deal with any such Corporation, except by dealing with the Company and agent of such Corporation.

         Any Corporation which has become a party to this Master Trust Agreement may, with the written consent of the Company delivered to the Trustee, cease to be a party to this Master Trust Agreement upon delivering to the Trustee a certified copy of a resolution of its board of directors to the effect that it elects to cease to be a party hereto. In such event, the Trustee, shall until directed otherwise by the company, continue to hold, that portion of the Trust Fund, pursuant to Article SECOND herein in accordance with the provision of this Master Trust Agreement, and ERISA, which is attributable to the Separate Plan sponsored by such corporation.

         EIGHTEENTH: Alienation. No interest in the Trust Fund shall be assignable or subject to anticipation, sale, transfer, mortgage, pledge, charge, garnishment, attachment, bankruptcy or encumbrance or levy or any kind, and the Trustee shall not recognize any attempt to assign, sell, transfer, mortgage, pledge, charge, garnish, attach or otherwise encumber the same except to the extent that such attempt is made pursuant to a court order determined by the plan administrator to be a qualified domestic relations order, as defined in
Section 414 of the Code and Section 206 of ERISA.

         NINETEENTH. Bond. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this agreement except as required by law.

         TWENTIETH: Successors. This Agreement shall be binding upon the respective successors and assigns of the Company and the Trustee. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the Trust business of the Trustee shall, upon such succession, and without any appointment or other action by any person, be and become successor Trustee hereunder.

         TWENTY-FIRST: Communications. Communications to the Company shall addressed to the Company, at 11500 Ambassador Drive, c/o Gary Dilly, Director Pension Finance, Kansas City, MO, 64195; provided, however, that upon the Company's written request such communications shall be sent to such other address as the Company may specify.

         Communications to the Trustee shall be addressed to:

                  United States Trust Company of New York
                  770 Broadway
                  New York, NY 10003-9598
                  Attention: Ms. Judith M. Trepanowski, Senior Vice President

provided; however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify. No communication shall be binding on the Trustee until it is received by the Trustee.

         TWENTY-SECOND: Governing Law. This agreement shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of New York; provided that, the GIC assets could be governed by the laws of the States of New York, California, Florida, New Jersey, Connecticut, Texas and Oregon.

         IN WITNESS WHEREOF the Company and the Trustee have executed this instrument this first day of February, 1994.

ATTEST:

                                       By:
------------------------------             -----------------------------

Title:                                     Title:

(Corporate Seal)


                                       United States Trust Company of New York
ATTEST:
                                       By:
------------------------------             -----------------------------

Title:                                     Title:

(Corporate Seal)

STATE OF NEW YORK

                         :SS.:
COUNTY OF NEW YORK


         On the day of February 18, 1994, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________________; that he/she is ______________________________, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name hereto by like order.


                                              --------------------------------
                                              Notary Public




(Notarial Seal)

                                   APPENDIX A



  Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc.

                           RETIREMENT SAVINGS PLAN FOR
                              FLIGHT ATTENDANTS OF
                           TRANS WORLD AIRLINES, INC.


                        AS AMENDED AND RESTATED EFFECTIVE
                                DECEMBER 1, 1988

                                    ARTICLE I

                                NAME AND PURPOSE

1.1 NAME. The Plan shall be known as the "Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc."

1.2      PURPOSE.

         (A) Provision for Members' Economic Security. The purpose of the Plan is to allow Members to make contributions in order to enable them to provide for their future economic security.

         (B) Exclusive Benefit of Members. The Plan and the Trust shall be administered for the exclusive benefit of the Members and their Beneficiaries and shall not be used for, or diverted to, any other purposes.

         (C) Allow for Participation of All flight Attendants. The Trust Plan for Pursers of Trans World Airlines, Inc. has been amended and restated to allow for participation by all Flight Attendants in addition to the International Flight Service Managers (formerly, the Pursers).

1.3      EFFECTIVE DATE. December 1, 1988.

                                   ARTICLE II

                                   DEFINITIONS

         For the purposes of this Plan, unless the context requires otherwise, the following words and phrases, when used herein shall have the meanings indicated.

2.1 ACCOUNT. With respect to any Member, the aggregate of all of the accounts established and maintained on his behalf under the Plan.

2.2      ACCOUNT BALANCE. The value of an Account determined as of any Valuation
         Date.

2.3 ALTERNATE PAYEE. Any spouse, former spouse, child or other dependent of a Member who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such member.

2.4      ANNUAL ADDITIONS. The sum, for any calendar year, of:

         (A)      salary deferral contributions;

         (B)      forfeitures (if any);

         (C) amounts described in Sections 415(1)(1) and 419(A)(d)(2) of the Code;

         (D)      the Member's after-tax contributions.

2.5 BENEFICIARY. Any individual, partnership, corporation, trust or other entity designated or deemed designated by a Member in accordance with
         Article VIII, to receive any sums payable hereunder if such individual, partnership, corporation, trust or other entity survives the Member.

2.6      BOARD OF DIRECTORS. The Board of Directors of the Company.

2.7 CODE. The Internal Revenue Code of 1986, as amended, and all rules, rulings and regulations thereunder.

2.8      COMPANY. Trans World Airlines, Inc.

2.9 COMPANY CONTRIBUTIONS ACCOUNT. The Account under the Plan established for a Member pursuant to Article V, Section 5.3.

2.10 COMPENSATION. The total amount of compensation and any expenses paid to a Member by the Company during a Plan Year as reflected on the Form W-2 filed by the Company with respect to such Member for the Plan Year plus his salary deferrals which are not included in Compensation reportable on Form W-2.

         Effective for Plan Years beginning after December 31, 1988, the annual Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $200,000 as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code ("Compensation Limit"), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. The Compensation Limit for a Plan Year shall be the Compensation Limit in effect on the January 1 coinciding with or preceding such Plan Year. If Compensation is determined on the basis of a 12-consecutive month period ending within the Plan Year, then the applicable Compensation Limit is the Compensation Limit in effect for the calendar year in which such 12-month period begins. If Compensation is determined on the basis of a period of less than 12 calendar months, then the Compensation Limit is the Compensation Limit in effect for the calendar year in which the period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the compensation of a Member for purposes of the $200,000 limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined prior to the application of this limitation.

         If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

2.11 DEFERRED RETIREMENT DATE. The date a Member actually retires from active employment with the Company if such date is beyond his Normal Retirement Date.

2.12 DOMESTIC RELATIONS ORDER. Any judgment, decree or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Member, and (ii) is made pursuant to a state domestic relations law (including a community property law).

2.13 EARLY RETIREMENT DATE. The date on which a Member actually retires prior to his Normal Retirement Date after having attained age fifty
         (50). A Member's separation from service with the Company subsequent to having satisfied the above requirement but prior to his Normal Retirement Date, shall be deemed, for purposes of this Plan, an early retirement and his separation date shall be considered his Early Retirement Date.

2.14 ELECT/ELECTION. A properly completed written notice as specified and verified by the Plan Administrator, on a form prescribed by the Plan Administrator, delivered to and received by the office prescribed by the Plan Administrator.

2.15 EMPLOYEE. Any person employed by the Employer as an International or Domestic Flight Attendant of the Company or an Affiliate. Employee shall also include Leased Employees. The term "Leased Employees" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code, on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. Contributions or benefits provided to a leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

         A leased Employee shall not be considered an Employee of the recipient if (i) such Employee is covered by a money purchase pension Plan provided: (a) a non-integrated employer contribution rate of at least 10 percent of Compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code, (b) immediate participation, and (c) full and immediate vesting; and (ii) leased Employees do not constitute more than 20 percent of the recipient Employer's highly compensated workforce.

2.16 EMPLOYER. The Company and any corporation, trade or business which, together with the Company, are members of a controlled group of corporations, or under common control, or are members of an affiliated service group, within the meaning of Code Sections 414(b), 414(c), 414(m) or 414(o) respectively.

2.17 ERISA. The Employee Retirement Income Security Act of 1974, as amended, and all rules, rulings and regulations thereunder.

2.18 HIGHLY COMPENSATED EMPLOYEE. The term "Highly Compensated Employee" includes highly compensated active Employees and highly compensated former Employees. For purposes of this definition, Employer includes any Affiliate.

         A highly compensated active Employee includes any Employee who performed service for the Employer during the determination year and who, during the look-back year: (1) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (2) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (3) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (1) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (2) Employees who are more-than-5 percent owners at any time during the look-back year or determination year.

         If no officer has satisfied the Compensation requirement of (3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as Highly Compensated Employee.

         For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

         A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         If any Employee is, during a determination year or look-back year, a family member of either a more-than-5-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the more-than-5-percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and more-than-5-percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and more-than-5-percent owner or top-ten Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with section 414(q) of the Code and the Regulations thereunder.

2.19     HOUR OF SERVICE.

         Each Hour:

         (A) for which an Employee is directly or indirectly entitled to payment by the Company, including actual paid working time or paid vacation, holiday, sickness or disability time or any other paid time.

         (B) for which back-pay irrespective of mitigation of damages is either awarded an Employee or agreed to by the Company.

         (C) as to which an Employee is absent during service with the Armed Forces of the United Sates, (i) in the operation of a compulsory military service law or (ii) during a period of declared national emergency or (iii) pursuant to leave of absence granted by the Company provided the Employee returns to the service of the Company within 90 days (or such longer period as may be provided by law for protection of reemployment rights) after his discharge or release from active duty in the Armed Forces of the United States or within the period for which leave of absence was granted, as the case may be.

                  An Employee shall be credited with 45 hours of service for each calendar week as to which he would be credited with at least one hour of service as provided in (a), (b) or (c) preceding. Hours of service shall be credited to the computation period or periods determined in accordance with Department of Labor regulations Sections 2530.200b-2(b) and
                  (c).

                  As used in this definition, the term "Company" includes any subsidiary or affiliate as defined under Section 414 of the Code.

2.20 INVESTMENT ADVISER. The individuals or firms or corporations as may from time to time be designated by the Company, the Investment Committee and the Union as provided in Section 17.3. Wherever the term "Investment Adviser" is used in the Plan, it may be construed to be either singular or plural.

2.21     INVESTMENT COMMITTEE. The body established pursuant to Section 17.4

2.22     INVESTMENT OPTION. The investment of alternatives created pursuant to
         Section 6.2 of the Plan.

2.23     IRS. The United States Internal Revenue Service.

2.24 LEAVE OF ABSENCE. Any leave of absence by an Employee, determined to be authorized under the collective bargaining agreement between the Company and the Union in effect at the time any such leave commences.

2.25     LIMITATION YEAR. The Plan Year.

2.26 MARRIED MEMBER. A Member who is married on the earlier of commencement of benefits or the date of the Member's death. The determination whether a Member is married shall be made in accordance with the law of the state in which the Member resides.

2.27 MEMBER. Any Employee who becomes eligible to participate in the Plan pursuant to Article III.

2.28 NORMAL RETIREMENT AGE AND NORMAL RETIREMENT DATE. Normal Retirement Age is the Member's sixtieth (60th) birthday. Normal Retirement Date is the first day of the month coinciding with or next following his 60th birthday.

2.29 OLD AFTER-TAX CONTRIBUTIONS. Voluntary Employee contributions made prior to December 1, 1988 to the Trust Plan for Pursers of Trans World Airlines, Inc.

2.30 PLAN. The Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc., as amended and restated, and any amendments thereto.

2.31     PLAN ADMINISTRATOR. The Company.

2.32 PLAN YEAR. The twelve (12) month period ending on December 31; however, the first Plan Year shall be December 1, 1988 through December 31, 1988.

2.33 PURSERS PLAN. Trust Plan for Pursers of Trans World Airlines, Inc., the predecessor to this Plan.

2.34 QUALIFIED DOMESTIC RELATIONS ORDER. A judgment decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, marital property rights to a spouse, former spouse, child, or other dependent of a Member which creates or recognizes the existence of an Alternate Payee's right to or assigns to an Alternate Payee the right to, receive all, or a portion of, the benefits payable with respect to a Member under the Plan, and which meets the requirements of ERISA.

2.35 RECOGNIZED SERVICE. Service as an International Flight Service Manager under the terms of the effective basic agreements between the Company and the Union, including such service after March 6, 1986, and service as a Domestic Flight Service Manager on or after September 30, 1992, under the terms of the effective Basic Agreements between the Company and the Union.

2.36     RETIREMENT BOARD. The body established pursuant to Section 17.2.

2.37 SALARY DEFERRAL AND SALARY DEFERRAL CONTRIBUTION. Such portion of a Member's Compensation which is contributed by the Employer to the Member's 401(k) Contributions Account on behalf of such Member pursuant to a Salary Deferral Election.

2.38 STATUTORY COMPENSATION. The definition of Statutory Compensation is contained in Section 7.1(d)(2) of this Plan under the heading Section 415 Compensation.

2.39 STOCK PURCHASE PLAN. Trans World Airlines, Inc. Employee Stock Purchase Plan, which terminated on 9-26-88.

2.40 TERMINATION OF EMPLOYMENT. A Member's separation from service with the Company prior to his early retirement.

2.41 TRUST. The legal entity resulting from this Plan and the Trust Agreement executed incident hereto which provides for the receipt, holding and investment of the contributions made pursuant to this Plan, and disbursements to, or for the benefit of, Members and their Beneficiaries.

2.42 TRUST AGREEMENT. The agreement between the Company and the Trustee executed pursuant to Article XVIII.

2.43 TRUST FUND. The total of contributions to the Trust made pursuant to this Plan, increased by income, gains, appreciation, and recoveries received, and decreased by losses, expenses authorized to be paid by the Plan, depreciation and benefits paid. The Trust Fund includes all assets acquired by investment and reinvestment which are held in the Trust Fund.

2.44 TRUSTEE. The party or parties appointed pursuant to Section 18.2, and any duly appointed additional and successor Trustee(s) acting thereunder.

2.45     UNION. The Independent Federation of Flight Attendants.

2.46 UNIT. Accumulation of units of participation in the Pursers Plan will, as of the effective date, be converted to and treated as a portion of the "Account Balance."

2.47 VALUATION DATE. The last business date of each calendar month, or such more frequent time as may be determined by the Company.

2.48 YEAR OF CONTINUOUS SERVICE. A twelve (12) consecutive month period measured from an Employee's date of hire and anniversaries thereof during which a person is employed by the Company or any subsidiary or affiliate (as defined under Section 414 of the Code), and has completed 1,000 Hours of Service.

                                   ARTICLE III

                                  PARTICIPATION

3.1 MINIMUM SERVICE REQUIREMENT. Each Employee shall be eligible to participate in the Plan as of the Effective Date. Any Employee hired after the Effective Date shall be eligible to participate in the Plan as of the first day of the next month. Notwithstanding the foregoing, for purposes of Company contributions described in Section 4.2, only International Flight Service Managers who have attained age 21 and have completed one Year of Continuous Service shall be eligible for membership on the first day of the month next following the satisfaction of the above two conditions.

3.2 DELAYED PARTICIPATION FOR CERTAIN EMPLOYEE. In the event a person who is employed by the Employer in a capacity other than as an Employee, (including "leased employees" within the meaning of Section 414(n) of the Code), subsequently becomes an Employee, he shall be eligible to Elect to commence participation on the first day of the month subsequent to his commencement of service as an Employee, or, with respect to Company contributions described in Section 4.2, upon attaining age 21 and completing one Year of Recognized Service.

3.3 CONTINUED PARTICIPATION. An Employee shall be entitled to continue to participate in the Plan as long as such person remains an Employee, subject to Section 9.2.

3.4 SUSPENSION OF PARTICIPATION. In the event that any Member shall cease to perform Recognized Service or cease to receive Compensation from the Company for Recognized Service, no further contributions shall be made on his behalf to this Plan until he resumes performing Recognized Service. Such Member shall retain whatever amounts he has accrued under this Plan.

                                   ARTICLE IV

                                  CONTRIBUTIONS

4.1      SALARY DEFERRAL CONTRIBUTIONS.

         (A) Election and Amount. Subject to Section 4.9, a Member may Elect to reduce his monthly Compensation by a designated amount (in whole multiples of one-tenth of one percent (.1%) of such monthly Compensation, but not less than one percent (1%) or greater than twenty percent (20%) of such monthly Compensation), provided, however, that the sum of the percentage elected under this Section 4.1 and the percentage elected under Section 4.3 shall not exceed twenty percent (20%) and to have such amount contributed on his behalf by the Company, in cash or cash equivalent, to his Member 401(k) Contributions Account subject to the limitations provided in
                  Article VII of the Plan.

         (B) Time for Payment. Salary Deferral Contributions shall be transmitted to the Trust by the Company, by wire transfer, as soon as practicable after the end of the accounting month during which such amounts would have been payable to the Member in the absence of a Salary Deferral, but in no event later than ninety (90) days following such date.

         (C) Actual Deferral Percentage Test. This subsection describes the nondiscrimination referred to as the Actual Deferral Percentage (ADP) test for Employee Salary Deferrals.

                  (1) The ADP for Members who are Highly Compensated Employees for each Plan Year and the ADP for Members who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                           (a)      The ADP for Members who are Highly
                                    Compensated Employees for the Plan Year
                                    shall not exceed the ADP for Members who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25 or;

                           (b)      The ADP for Members who are Highly
                                    Compensated Employees for the Plan Year
                                    shall not exceed the ADP for Members who are Non-

                                    Highly Compensated Employees for the same
                                    Plan Year multiplied by 2.0, provided that the ADP for Members who are Highly Compensated Employees does not exceed the ADP for Members who are Non-Highly Compensated Employees by more than two (2) percentage points.

                                    Actual Deferral Percentage means, for a
                                    specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of
                                    (1) the amount of Employer contributions actually paid over to the Trust on behalf of such member for the Plan Year to (2) the Member's Compensation for such Plan Year (whether or not the Employee was a Member for the entire Plan Year). Employer contributions on behalf of any Member shall include: (1) any Employee Salary Deferrals made pursuant to the Member's deferral election, including excess Employee Salary Deferrals of Highly Compensated Employees, but excluding Employee Salary Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Employee Salary Deferrals); and (2) at the election of the Employer, qualified non-elective contributions and qualified matching contributions made either to the Plan or another Plan of the Employer qualified under section 401(a). For purposes of computing Actual Deferral Percentages, any Employee who would be a Member but for the failure to make Employee Salary Deferrals shall be treated as a Member on whose behalf no Employee Salary Deferrals are made. Compensation may be limited to that received for the period the Employee is a Member.

                  (2) The ADP for any Member who is a Highly Compensated Employee for the Plan Year shall be determined by aggregating his Employee Salary Deferrals in all Plans maintained by the Employer. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                  (3) In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such Plans were a single Plan. For Plan Years beginning after December 31, 1989, Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

                  (4) For purposes of determining the ADP of a Member who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Employee Salary Deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if treated as Employee Salary Deferrals for purposes of the ADP test) and Compensation of such Member shall include the Employee Salary Deferrals (and, if applicable, qualified non-elective contributions and qualified matching contributions, or both) and Compensation for the Plan Year of family members (as defined in section 414(q)(6) of the Code). Family members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Members who are Non-Highly Compensated Employees and for Members who are Highly Compensated Employees.

                  (5) For purposes of determining the ADP test, Employee Salary Deferrals, qualified non-elective contributions and qualified matching contributions must be made before the last day of the twelve-month period immediately following the Plan year to which contributions relate.

                  (6) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

                  (7) The determination and treatment of the ADP amounts of a Member shall satisfy such other requirements as may be prescribed by the IRS.

         (D) Distribution of Excess Contributions. This subsection describes the rules for distributing discriminatory Employee Salary Deferrals referred to as "Excess Contributions." Excess Contributions are, with respect to any Plan Year, the excess of:

                  (1) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                  (2) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

                           (a) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to

                                    Members to whose Accounts such Excess
                                    Contributions were allocated for the
                                    preceding Plan Year. Such distributions
                                    shall be made to Highly Compensated
                                    Employees on the basis on the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Members who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the Regulations. Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

                           (b) Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the Member's 401(k) Contributions (and, if applicable, the qualified non-elective contribution account or the Qualified Matching Contributions Account, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Member's Excess Contributions for the year and the denominator is the Member's Account balance attributable to Employee Salary Deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and
                                    (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                           (c) Excess Contributions shall be distributed from the Member's 401(k) Contributions Account and Qualified Matching Contributions Account (if applicable) in proportion to the Member's Employee Salary Deferrals and qualified matching contributions (to the extent used in the ADP test) for the Plan Year.

         4.2 COMPANY CONTRIBUTIONS. For each Member who is an International Flight Service Manager, and effective September 30, 1992, with respect to each Member who is also a Domestic Flight Service Manager, the Company shall contribute monthly to such Member's Company Contribution Account an amount equal to 5% of the Member's Compensation from the Company for his Recognized Service in each month, including any amount thereof computed retroactively. There shall be no offset, deduction, credit or diminution of the Company's Contribution for any reason.

4.3      AFTER-TAX CONTRIBUTIONS.

         (A) Each Member shall be entitled to make optional after-tax contributions to his Member After-Tax Contributions Account in an amount equal to at least one percent (1%) or such higher percent, up to twenty percent (20%) of Compensation (in increments of one-tenth of one percent (.1%) of such monthly compensation as he may elect) in the manner provided in Section (b) below, provided, however, that the sum of the percentage elected under this Section 4.3 and the percentage elected under Section 4.1 shall not exceed twenty percent (20%).

         (B) A Member who, although eligible to do so, has not theretofore Elected to make after-tax contributions, may so Elect by filing a written Election with the Company. All such Elections shall state the percentage of each payment of Compensation which the Member wishes the Company to withhold as an after-tax contribution under Section (A) of this Article and shall take effect on the first day of the payroll period next following the effective date of such Election.

         (C) After-tax contributions shall be transmitted to the Trust by the Company, by wire transfer, as soon as practicable after the end of the accounting month during which such amounts would have been payable to the Member in the absence of a salary deferral, but in no event later than ninety (90) days following such date.

4.4 ROLLOVER CONTRIBUTIONS. Each Member who was a member of the Stock Purchase Plan which made final distributions on October 17, 1988 may elect, in accordance with Code Sections 402(a)(5) or 408(d)(3), to transfer his distribution which is in excess of his Employee contributions to the Stock Purchase Plan into a Rollover Account. No other rollover contributions into this Plan shall be permitted, except to the extend required by law.

4.5 RETURN OF CONTRIBUTIONS. Notwithstanding any other provisions of this Plan, any contributions made pursuant to this Plan are conditioned upon the initial qualification of this Plan under Code Section 401(a); Salary Deferral Contributions under this Plan shall be returned to the members, without interest, respectively, within one (1) year after the date on which the Secretary (or his delegate) issues notice to the Company that the Plan does not satisfy the requirements of Section 401(a) of the Code. A contribution may also be returned within one (1) year in accordance with this Section 4.5 if the contribution was made by reason of a mistake of fact, or was conditioned upon the deductibility of such contribution.

                  Notwithstanding the other provisions contained in Section 7.1(a)(3) herein, to the extent an Employee's Salary Deferral, after-tax contributions, Company Contributions or a combination of any one, shall cause the Annual Addition on behalf of a Member to exceed the limits imposed under this Plan, then the Company may take such measures to correct the failure, including but not limited to, refunding Salary Deferral or after-tax contributions to Employees, including any earnings thereon, according to Section 1.415-6 of regulations prescribed by the IRS.

4.6 INDIVIDUAL LIMITATIONS ON CONTRIBUTIONS. The total amount of contributions under this Article for any Plan Year may not exceed the limitations set forth in Article VII.

4.7 ADJUSTMENTS TO CONTRIBUTION PERCENTAGE. A Member may Elect to increase, decrease, suspend or restart his Salary Deferral and after-tax contributions not more than four (4) times each in any Plan Year.

4.8 ACTUAL CONTRIBUTION PERCENTAGE TEST. This Section describes the nondiscrimination rules for Matching Contributions, if any, and after-tax employee contributions (the Actual Contribution Percentage
         (ACP) test). It also describes the nondiscrimination rules which apply when Members make Employee Salary Deferrals in addition to Matching Contributions or After-Tax Employee Contributions.

                  The ACP for Members who are Highly Compensated Employees for each Plan Year and the ACP for Members who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a) The ACP for Members who are Highly Compensated for the Plan Year shall not exceed the ACP for Members who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b) The ACP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Members who are Non-Highly Compensated Employees for the same Plan Year multiplied by two, and the ACP for Highly Compensated Employees does not exceed the ACP for Members who are Non-Highly Compensated Employees by more than two percentage points.

         If one or more Highly Compensated Employees make both Employee Salary Deferrals and have Matching Contributions or after-tax employee contributions in Plans maintained by the Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees will be reduced (beginning with such highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

                  For purposes of this Section, the Contribution Percentage for any Member who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her Account under two or more Plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                  In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such Plans were a single Plan. For Plan years beginning after December 31, 1989, Plans may be aggregated in order to satisfy section 410(m) of the Code only if they have the same Plan Year.

                  For purposes of determining the Contribution Percentage of a Member who is a five-percent owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Member shall include the Contribution Percentage Amounts and Compensation for the Plan Year of family members as defined in section 414(q)(6) of the code. Family member, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Members who are Non-Highly Compensated Employees and for Members who are Highly Compensated Employees.

                  For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributions were made to the Trust. Matching Contributions and qualified non-elective contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                  The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

                  The determination and treatment of the Contribution Percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  Definitions:

                  "Average Contribution Percentage" means, for a specified group of Members for a Plan Year, the average of the rations (calculated separately for each Member in such group) of the Member's Contribution Percentage Amounts to the Member's Compensation for the Plan Year (whether or not the Employee was a Member for the entire Plan Year).

                  "Aggregate Limit" - In general, for purposes of this Section, the Aggregate Limit is the greater of:

         (A)      The sum of:

                  (1) 1.25 times the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                  (2) Two percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or


         (B)      The sum of:

                  (1) 1.25 times the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                  (2) Two percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

                  "Relevant Actual Deferral Percentage" means the Actual Deferral Percentage of the group of Non-Highly Compensated Employees eligible under the arrangement subject to section 401(k) for the Plan Year, and the term "Relevant Actual Contribution Percentage" means the Actual Contribution Percentage of the group of Non-Highly Compensated Employees eligible under the Plan subject to section 401(m) for the Plan Year beginning with or within the Plan Year of the arrangement subject to section 401(k).

                  "Contribution Percentage" means the ratio (expressed as a percentage) of the Member's Contribution Percentage Amounts to the Member's Compensation for the Plan Year (whether or not the Employee was a Member for the entire Plan Year).

                  "Contribution Percentage Amounts" means the sum of the Employee Contributions, Matching Contributions, and qualified matching contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Member for the Plan Year. Such Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Member's Account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include qualified non-elective contributions in the Contribution Percentage Amounts. The Employer also may elect to use Employee Salary Deferrals in the

         Contribution Percentage Amounts so long as the ADP test is met before the Employee Salary Deferrals are used in the ACP test and continues to be met following the exclusion of those Employee Salary Deferrals that are used to meet the ACP test.

                  "Eligible Member" means any Employee who is eligible to make an after-tax employee contribution, or an Employee Salary Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including Forfeitures) or a Qualified Matching Contribution.

                  "After-tax employee contribution" means any contribution made to the Plan by or on behalf of a Member that is included in the Member's gross income in the year in which made and that is maintained under a separate Account to which earnings and losses are allocated.

                  "Matching Contribution" means an Employer contribution made to this or any other defined contribution plan on behalf of a Member on account of an Employee Contribution made by such member, or an account of a Member's Employee Salary Deferral, under a Plan maintained by the Employer.

4.8A Distribution of Excess Aggregate Contributions. This Section describes the rules for distributing discriminatory Matching Contributions or after-tax employee contributions (Excess Aggregate Contributions).

                  "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                  (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                  (2) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentage beginning with the highest of such percentages).

                           (a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss thereto shall be forfeited if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Members to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Members who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the Regulations.

                                    Excess Aggregate Contributions shall be
                                    treated as Annual Additions under the Plan.

                           (b) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of : (1) income or loss allocable to the Member's After-Tax Contribution Account, matching contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, qualified non-elective contribution account and Employee 401(k) Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is such Member's Excess Aggregate Contributions for the year and the denominator is the Member's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                           (c)      Forfeitures of Excess Aggregate
                                    Contributions: Forfeitures of Excess
                                    Aggregate Contributions may either be
                                    reallocated to the Accounts of Non-Highly
                                    Compensated Employees or applied to reduce
                                    Employer contributions.

                           (d)      Accounting for Excess Aggregate
                                    Contributions: Excess Aggregate
                                    Contributions shall be forfeited, if
                                    forfeitable or distributed on a pro-rata basis from the Member's After-Tax Contribution Account, Matching Contribution Account, and qualified matching contribution account (and, if applicable, the Member's qualified non-elective contribution account or Employee Deferral Account, or both).

4.8B Recharacterization. The company may recharacterize Salary Deferrals as after-tax employee contributions. These amounts, when recharacterized, will be treated for purposes of the nondiscrimination test of Section
         4.8 as an after-tax employee contribution. However, such amounts will remain in a Member's Salary Deferral Account. Any recharacterization under this section must be performed within two and one-half (2 1/2 ) months following the end of the Plan Year.

4.9 LIMITATIONS ON SALARY DEFERRAL CONTRIBUTIONS. The amount of the Salary Deferral contributions shall not exceed $7,000, as adjusted at the same time and in the same manner as under Code Section 415(d).

4.10 DISTRIBUTION OF EXCESS EMPLOYEE SALARY DEFERRALS. This Section describes the rules for distributing contributions made to the Plan in excess of the dollar limit (originally $7,000) set forth in section 402(g) of the Code.

                  Excess Employee Salary Deferrals are those elective deferrals that are includible in a Member's gross income because they exceed the dollar limitation under Code section 402(g). Excess Employee Salary Deferrals shall be treated as Annual Additions under the Plan.

                  A Member may assign to this Plan any excess Employee Salary Deferrals made during a taxable year of the member by notifying the Plan Administrator on or before March 1 following the calendar year when the Excess Employee Salary Deferrals are made of the amount of the Excess Employee Salary Deferrals to be assigned to the Plan.

                  Notwithstanding any other provision of the Plan, excess Employee Salary Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Member to whose Account excess Employee Salary Deferrals were assigned for the preceding year and who claims excess Employee Salary Deferrals for such taxable year. With respect to any taxable year, a Member's Employee Salary Deferrals are the sum of all Employer contributions made on behalf of such Member pursuant to an election to defer under any qualified CODA as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), an eligible deferred compensation Plan under section 457, any Plan as described under section 501(c)(18), and any Employer contributions made on the behalf of a Member for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement.

                  Excess Employee Salary Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess Employee Salary Deferrals is the sum of: (1) income or loss allocable to the Member's Employee Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Member's excess Employee Salary Deferrals for the year and the denominator is the Member's Account balance attributable to Employee Salary Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under
         (1) multiplied by the number of whole calendar months between the end of the Member's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                                    ARTICLE V

                        ALLOCATIONS TO MEMBERS' ACCOUNTS

5.1 SEPARATE ACCOUNTS. The Plan Administrator shall establish and maintain separate accounts in the name of each Member, pursuant to Sections 5.2, 5.3, 5.4 and 5.5.

5.2 MEMBER 401(K) CONTRIBUTIONS. The Plan Administrator shall allocate Salary Deferral Contributions to Members' 401(k) Contributions Account in accordance with the applicable Salary Deferral Elections and concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.1.

5.3 COMPANY CONTRIBUTIONS. The Plan Administrator shall allocate Company Contributions to International and Domestic Flight Service Managers' Company Contributions Accounts concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.2.

5.4 MEMBER AFTER-TAX CONTRIBUTIONS. The Plan Administrator shall allocate Member After-Tax Contributions to the Member's After-Tax Contributions Accounts in accordance with the applicable Members' Elections and concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.3.

5.5 ROLLOVER CONTRIBUTIONS. The Plan Administrator shall allocate Member Rollover Contributions in accordance with the applicable Members' Elections and concurrent with the deposit of such contributions in the Trust pursuant to Section 4.4. Effective December 31, 1989, the Rollover Contributions Account under the Plan will cease to hold assets in kind, and such assets held therein will be liquidated and reinvested in accordance with timely directions in other Investment Options, or, in the absence of such directions, to the Interest Fund (or if, on December 31, 1989, the Interest Fund is no longer an Investment Option under the Plan, then to the most conservative Investment Option then available).

5.6 NOTICE OF ALLOCATION. The Plan Administrator shall notify the Trustee in writing of its allocations made pursuant to Sections 5.2, 5.3, 5.4 and 5.5.

                                   ARTICLE VI

                             INVESTMENT OF ACCOUNTS

6.1 MEMBER-DIRECTED INVESTMENT. All contributions to the Trust shall be invested by the Trustee as directed by the Members pursuant to this
         Article VI, or in accordance with Section 6.4.

6.2 INVESTMENT OPTIONS. Each Member shall Elect any combination of the following Investment Options with respect to the funds in his Account:

         (A) a cash management fund determined by the Investment Committee from time to time; and

         (B) such other Investment Options which the Investment Committee shall determine to make available from time to time.

                  The Investment Options offered herein shall comply with applicable law and/or regulations. Each Member shall be solely responsible for the selection of his Investment Options provided for hereunder. The fact that an Investment Option is made available to a Member for investment under the Plan shall not constitute, or be construed as constituting, a recommendation for investment in that Investment Option.

         (C) The Investment Committee is empowered with the authority and discretion to review or change any of the investment options enumerated above. The Trustee and the Company shall not be liable or responsible for any loss resulting to the Member's Accounts because of any sale or investment directed by the Member under this Section 6.2 or because of the failure to take any action regarding an investment acquired pursuant to such elective investment. The Trustee and the Company shall be indemnified by the Member from and against any personal liability to which the Trustee and the Company may be subjected due to carrying out an elective investment directed by the Member or for failure to act in the absence of instructions from the Member.

6.3 FREQUENCY OF CHANGING INVESTMENT OPTIONS. Up to four times each Plan Year, a Member shall be permitted to change his election of any Investment Option(s) and/or the percentage of funds in his Account to be invested in each Investment Option, with respect to prior contributions, future contributions, other allocations, and all earnings thereon. Any such change shall be effective on the last business day of each calendar month as designated by the Member, provided the Plan Administrator receives the changed Election from the Member at least seven (7) calendar days prior to these dates.

6.4 INVESTMENT INCOME AND LOSSES. The amount of net income, loss, appreciation or depreciation from each Investment Option shall be credited or charged against, as the case may be, each Account of each Member selecting such option on a pro rata basis as of the Valuation Date.

                                   ARTICLE VII

                          LIMITATIONS ON CONTRIBUTIONS

7.1 ALLOCATION LIMITATIONS. The following provides rules for the maximum allocation a Member may receive in a given year which will generally be the lesser of $30,000 (as indexed) or 25 percent of his compensation (as defined in this Section).

         (a) This subsection applies if the member does not participate in, and has never participated in another qualified Plan maintained by the Employer, or a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subsection
                  (d)(1).

                  (1) The amount of Annual Additions which may be credited to the Member's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount, as defined in subsection (d)(10), or any other limitation contained in this Plan. If the contributions that would otherwise be contributed or allocated to the Member's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced, so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                  (2) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Member's actual Section 415 Compensation for the Limitation Year.

                  (3) If there is an excess Annual Addition due to a calculation error, Employee contributions, the allocation of Forfeitures (if any), or other facts and circumstances as determined by the Plan Administrator, the excess will be corrected as follows:

                           (A) Any after-tax employee contributions, to the extent they would reduce the Excess Amount, will be returned to the Member;

                           (B) If after the application of paragraph (a) an Excess Amount still exists, and the Member is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Member's Account will be used to reduce contributions beginning with Employee Salary Deferrals, if any (including any allocation of Forfeitures for such Member) in the next Limitation Year, and each succeeding Limitation Year if necessary;

                           (C) If after the application of paragraph (a) an Excess Amount still exists, and the Member is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future contributions beginning with Employee Salary Deferrals, if any, for all remaining Members in the next Limitation Year, and each succeeding Limitation Year if necessary;

                           (D) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Members' Accounts before any Employer or any after-tax employee contribution may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Members or former Members.

         (b) This subsection applies if, in addition to this Plan, the Member is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in subsection
                  (d)(1), during any Limitation Year.

                  (1) The Annual Additions which may be credited to a Member's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Member's Account under the other Plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Member under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Member's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such Plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Member under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Member's Account under this Plan for the Limitation Year.

                  (2) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Member's actual Section 415 Compensation for the Limitation Year.

                  (3) If, pursuant to subsection (b)(2) or as a result of a calculation error, Employee contributions, the allocation of Forfeitures or other facts and circumstances as determined by the Plan Administrator, a Member's Annual Additions under this Plan and such other Plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that the Annual Additions attributable to a welfare fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                  (4) If an Excess Amount was allocated to a Member on an allocation date of this Plan which coincides with an allocation date of another Plan, the Excess Amount attributed to this Plan will be the product of,

                           (a) the total Excess Amount allocated as of such date, times

                           (b) the ratio of (i) the Annual Additions allocated to the Member for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Member for the Limitation year as of such date under this and all other qualified defined contribution plans.

                  (5) Any Excess Amount attributed to this Plan will be disposed in the manner described in subsection
                           (a)(3).

         (c) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Member in this Plan, the sum of the Member's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. If the sum of the fractions exceeds 1.0, the annual benefit provided under the defined benefit plan will be reduced until the sum of the fractions equals 1.0.

         (d)      Definitions:

                  (1) Annual Additions: Annual Additions means Annual Additions as defined in ARTICLE II of the Plan.

                  (2) Section 415 Compensation: For purposes of this Section, Section 415 Compensation shall mean a Member's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

                           (A) Employer contributions to a Plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension Plan to the extent such contributions are deductible by the Employee, or any distributions from a Plan of deferred compensation;

                           (B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                           (D) Other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

                           For Limitation Years beginning after December 31,
                  1991, for purposes of applying the limitations of this Article, Section 415 Compensation for a Limitation Year is the compensation actually paid or includible in gross income during such Limitation Year. Section 415 Compensation does not include accrued compensation unless it is uniform and consistent and paid within two weeks.

                           Notwithstanding the preceding sentence, Section 415
                  Compensation for a Member in a defined contribution plan who is permanently and totally disabled (as defined in section 22(e)(3) of the Code) is the compensation such Member would have received for the Limitation Year if the Member had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such inputed compensation for the disabled Member may be taken into account only if the Member is not a Highly Compensated Employee (as defined in section 414(q) of the Code) and contributions made on behalf of such Members are nonforfeitable when made.

                  (3) Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Member's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or 140 percent of the highest average Section 415 Compensation, including any adjustments under section 415(b) of the Code.

                                    Notwithstanding the above, if the Member was
                           a Member as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such Plans which the Member had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 of the code for all Limitation Years beginning before January 1, 1987.

                  (4) Defined Contribution Dollar Limitation: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as indexed as in effect for the Limitation Year.

                  (5) Defined Contribution Fraction: A fraction, the numerator or which is the sum of the Annual Additions to the Member's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Member's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under section 415(c)(1)(A) of the Code or 35 percent of the Member's Section 415 Compensation for such year.

                                    If the Employee was a Member as of the end
                           of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times
                           (2) the
                           denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                                    The Annual Addition for any Limitation Year
                           beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

                  (6) Employer: For purposes of this Article, Employer means the Company, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h)), all commonly controlled trades or businesses (as defined in section 414(c) as modified by section 415(h)) or affiliated service groups (as defined in section 415(m)) of which the adopting Employer is part, and any other entity required to be aggregated with the Employer pursuant to the Regulations under section 414(o) of the Code.

                  (7) Excess Amount: The excess of the Member's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                  (8) Highest Average Compensation: The average Section 415 Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12 consecutive month period defined in ARTICLE II of the Plan.

                  (9) Limitation Year: The Limitation Year will be the Plan Year. All qualified Plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation year must begin on a date within the Limitation Year in which the amendment is made.

                  (10) Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Member's Account under the Plan for any Limitation year shall not exceed the lesser of:

                           (A) the Defined Contribution Dollar Limitation (i.e., $30,000, or if greater, 25 percent of the section 415(b)(1)(A) amount, or

                           (B) 25 percent of the Member's Section 415 Compensation for the Limitation Year.

                                    The Section 415 Compensation limitation
                           referred to in (B) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419(A)(f)(2) of the
                           Code) which is otherwise treated as an Annual Addition under sections 415(l)(1) or 419A(d)(2) of the Code.

                                    If a short Limitation Year is created
                           because of an amendment changing the Limitation year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                                   Number of months in the short Limitation Year
                                                        12

                  (11) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Member would be entitled under the terms of the Plan assuming:

                           (A) The Member will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

                           (B) The Member's Section 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                                  ARTICLE VIII

                                  BENEFICIARIES

8.1 DESIGNATION. Each Member may designate by Election one or more Beneficiaries by delivering a written designation thereof to the Plan Administrator. Upon the death of a Member, his Beneficiary shall be entitled to payment of the benefits due the Member in an amount and in the manner provided for in this Plan. A Member may designate different Beneficiaries at any time by delivering a new written designation to the Plan Administrator. Any such designation shall become effective only upon its receipt by the Plan Administrator. The last effective designation received by the Plan Administrator shall supersede all prior designations. A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Member. In the case of a Married Member, the Beneficiary of the death benefit provided in this Article shall be the Married Member's spouse, provided, however, that a Married Member may designate a Beneficiary or change a Beneficiary other than the spouse if:

         (A) the spouse has waived in writing his or her right to be the Member's Beneficiary and such written waiver has been witnessed by a notary public, or

         (B) it is established to the satisfaction of the Plan Administrator that the spouse cannot be located.

8.2 FAILURE TO DESIGNATE. If a Member fails to designate a Beneficiary, or if no designated Beneficiary survives the Member, the Member shall be deemed to have designed as the Beneficiary, in order of priority: (a) surviving spouse, (b) surviving children (including adopted children), in equal shares, (c) surviving parents, in equal shares, (d) surviving brothers and sisters in equal shares, or (e) the Member's estate.


8.3 BENEFICIARIES BOUND BY PLAN. Whenever the rights of a Member are stated or limited in the Plan and Trust Agreement, his Beneficiaries shall be bound thereby.

                                   ARTICLE IX

                               RETIREMENT BENEFITS

9.1 AMOUNT OF BENEFITS. A Member shall be 100% vested in the Account Balance of all his Accounts at all times. The Plan Administrator shall direct the Trustee to distribute to such Member his Account, in the form and manner required by Article XIII.

9.2      TIME OF DISTRIBUTION.

         (A) Unless a Member elects to defer commencement of benefits pursuant to paragraph 9.2(b), below, the benefits under
                  Section 9.1 shall be distributed no later than sixty (60) days after the end of the calendar month within which the Member actually retires at his Early Retirement Date, Normal Retirement Date or Deferred Retirement Date and Elects his benefits in accordance with Article XIII; provided, however, that if the total vested amount in a Member's Account exceeds $3,500, such amount may not be distributed to a Member prior to age 62 without the consent and Election of the Member. (When the Member whose Account Balance exceeds $3,500 attains age 62, his benefit will be distributed provided such Member has not consented to an earlier distribution.)

         (B) A member who actually retires at his Early Retirement Date, Normal Retirement Date or Deferred Retirement Date shall have the option upon such retirement to defer distribution of his benefits until a date not later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2. Upon a Member's Election to receive his benefits, such benefits shall be distributed no later than sixty (60) days after the end of the calendar month within which the Member actually makes such Election.

         (C) Anything contained herein to the contrary notwithstanding, distributions from the Member's Account Balance shall commence no later than the 60th day after the close of the Plan Year in which the following occurs:

                  (1)      the date on which the Member attains Normal
                           Retirement Age;

                  (2) the tenth (10th) anniversary of the year in which the Member commenced participation in the Plan; or

                  (3) the date the Member terminates his service with the Company;

                  provided, however, that if the value of the Member's Account Balance is more than $3,5000, a distribution may not be made prior to the date on which the Member attains age 62, without his consent, and, with respect to his Company Contribution Account and his contributions to the Old After-Tax account, if he is married the consent of his spouse acknowledged by a notary public within 90 days before the date of distribution, when the form of payment is other than a Qualified Joint and Survivor Annuity.

         (D) Required Distributions. The requirements of this Section shall apply to any distribution of a Member's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984. All distributions shall be determined and made in accordance with the proposed Regulations under section 401(a)(9) of the Code, including a minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations as proscribed by the IRS.

                  The entire interest of a Member must be distributed or must begin to the distributed no later than the Member's Required Beginning Date (defined below) which is generally the April 1st following his attainment of age 70 1/2.

                  Distributions, if not made in a single sum, may only be made over a period equal to or less than the following (or a combination thereof):

                  (1)      the life of the Member,

                  (2)      the life of the Member and a Designated Beneficiary,

                  (3) a period certain not extending beyond the Life Expectancy of the Member, or

                  (4) a period certain not extending beyond the joint life and last survivor expectancy of the Member and a Designated Beneficiary.

         If a Member's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

         Distribution During the Member's Life: If a Member's benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Member or the joint life and last survivor expectance of the Member and the Member's Designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, then the amount required to be distributed for each calendar year, beginning with distribution for the first Distribution Calendar Year, must be least equal the quotient obtained by dividing the Member's benefit by the Applicable Life Expectancy.

         For calendar years beginning before January 1, 1989, if the Member's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Member.

         For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Member's benefit by the lessor of (1) the Applicable Life Expectancy or (2) if the Member's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth is Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations as proscribed by the IRS. Distributions after the death of the Member shall be made using the Applicable Life Expectancy above as the relevant advisor without regard to proposed Regulations section 1.401(a)(9)-2.

         The minimum distribution required for the Member's first Distribution Calendar Year must be made on or before the Member's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

         If the Member's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder.

         Distributions After the Member's Death: If the Member dies after distribution of his or her interest has begun and he has attained age 70 1/2, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

         If the Member dies before distribution of his or her interest begins or if he is not yet 70 1/2, distribution of the Member's entire interest shall be completed by the later of December 31 of the calendar year containing the fifth anniversary of the Member's death or if any portion of the Member's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died, but if the Designated Beneficiary is the Member's surviving spouse, the date distributions are required to begin shall not be earlier than the later of (1) December 31 of the calendar year in which the Member died, or (2) December 31 of the calendar year in which the Member would have attained age 70 1/2 ("spousal exception rule").

         If the Member has not made an election pursuant to this Section by the time of his or her death, the Member's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member. If the Member has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Member's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

         For purposes of the above paragraphs, if the surviving spouse dies after the Member, but before payments to such spouse, begin the provisions above, except for the spousal exception rule, shall be applied as if the surviving spouse were the Member.

         Any amount paid to a child of the Member will be treated as if it has been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         Distribution of a Member's interest is considered to begin on the Member's Required Beginning Date (or, if applicable, the date distribution is required to begin to the surviving spouse pursuant to the above). If distribution in the form of an annuity irrevocably commences to the Member before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

         Definitions:

                  (1) Applicable Life Expectancy. The Life Expectancy (or joint life and last survivor expectancy) calculated using the attained age of the Member (or

                           Designated Beneficiary) as of other Member's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date the Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and if Life Expectancy is being recalculated, such succeeding calendar year.

                  (2) Designated Beneficiary. An individual affirmatively elected by the Member or the Member's surviving spouse. If no Beneficiary is elected, the Designated Beneficiary shall be the spouse of the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the proposed Regulations thereunder.

                  (3) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first Distribution calendar year is the calendar year in which distributions are required to begin pursuant to the above.

                  (4) Life Expectancy. Life Expectancy and joint life and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Regulations.

                                    Unless the Member or the surviving spouse
                           elect otherwise by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Member or surviving spouse and shall apply to all subsequent years. The Life Expectancy of a non-spouse Beneficiary may not be recalculated.

                  (5)      Member's Benefits.

                           (a) The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                           (b) Exception for second Distribution Calendar Year. For purposes of paragraph (a) above, if any portion of the minimum Distribution

                           Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

         (6)      Required Beginning Date.

                  (a) General Rule. The Required Beginning Date of a Member is the first day of April of the calendar year following the calendar year in which the Member attains age 70 1/2 subject to the transition rules below.

                  (b) Transitional Rules. The Required Beginning Date of a Member who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                           (1) Non-5-percent owners: The Required Beginning Date of a member who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                           (2) 5-percent owners. The Required Beginning Date of a Member who is 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                    (A)      the calendar year in which the
                                             Member attains age 70 1/2, or

                                    (B)      the earlier of the calendar year
                                             with or within which ends the Plan
                                             Year in which the Member becomes a
                                             5-percent owner, or the calendar
                                             year in which the Member retires.

                                                   The Required Beginning Date
                                             of a Member who is not a 5-percent
                                             owner who attains age 70 1/2 during
                                             1988 and who has not retired as of
                                             January 1, 1989, is April 1, 1990.

                           (c) 5-percent owner. A Member is treated as a 5-percent owner for purposes of this Section if such Member is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                           (d) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed even if the Member ceases to be a 5-percent owner in a subsequent year.

                           Transitional Rules for TEFRA Elections:
                  Notwithstanding the other requirements of this subsection and subject to the joint and survivor annuity requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  (1) The distribution by the Trust is one which would not have disqualified such Trust under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                  (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                  (4) The Employee has accrued a benefit under the Plan as of December 31, 1983.

                  (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

                           A distribution upon death will not be covered by this
                  transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                           For any distribution which commences before January
                  1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements of (1) and (5) above.

                           If a designation is revoked, any subsequent
                  distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed regulations as proscribed by the IRS thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distributions incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations as proscribed by the IRS. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from the Plan or another Plan, the rules in Q&A J-2 and Q&A J-3 of the proposed regulations shall apply.

                                    ARTICLE X

                                 DEATH BENEFITS

10.1 AMOUNT OF BENEFITS. The Plan Administrator shall direct the Trustee to distribute to such Member's Beneficiary the Member's Account Balance, in the form and manner required by Article XIII.

10.2 TIME OF DISTRIBUTION. The benefits under Section 10.1 shall be distributed no later than sixty (60) days after the end of the calendar month within which the Plan Administrator receives written notice of such Member's death.

10.3 DISTRIBUTION OF COMPANY CONTRIBUTIONS ACCOUNT AND OLD AFTER-TAX CONTRIBUTIONS ACCOUNT.

         Notwithstanding anything herein to the contrary, payment to the Beneficiary of a Member who has balances in either the Company Contributions account or Old After-Tax Contributions Account shall be in accordance with the following options as selected by the Member if there is a valid Election in effect, or in the absence of such Election, as selected by the designated Beneficiary subject to the approval of the Retirement Board.

         (A)      A lump sum payment.

         (B) Monthly payments to a primary Beneficiary over a specified period of years and, if such Beneficiary dies prior to the end of such period, any unpaid balance will be paid to the contingent Beneficiary or (if there is none) to the primary Beneficiary's estate; provided that if such balance is less than $3,500, it shall be paid in a lump sum payment. A primary Beneficiary shall have the right to commute such monthly payments, unless otherwise specified by the Member. In the event there is no valid designation of Beneficiary in effect upon the death of a Member, the death benefit shall be paid in a lump sum pursuant to Section 8.2.

10.4 PROOFS. The Plan Administrator may require such proof of death and such evidence of the right of any Beneficiary to receive payment of the benefits of the deceased Member as it may deem advisable. The Plan Administrator's determination of death and the right of any Beneficiary to receive payment shall be conclusive.

                                   ARTICLE XI

                         EMPLOYMENT TERMINATION BENEFITS

11.1 PARTICIPATION CEASES UPON TERMINATION OF EMPLOYMENT. Upon Termination of Employment, a Member shall cease to be a Member in the Plan, except for purposes of receiving a distribution of his Account, as hereinafter provided in this Article.

11.2 TIME OF DISTRIBUTION. The benefit provided for hereunder shall be distributed no later than sixty (60) days after the end of the calendar month during which a Member incurs a Termination of Employment, provided, however, that if the total vested amount in a Member's total Account Balance exceeds $3,500, such amount may not be distributed to a Member prior to age 62 without the consent and Election of the Member. When the Member whose Account Balance exceeds $3,500 attains age 62 his benefit will be distributed provided such Member has not consented to an earlier distribution.

11.3 DISTRIBUTION OF COMPANY CONTRIBUTIONS ACCOUNT AND OLD AFTER-TAX EMPLOYEE CONTRIBUTIONS ACCOUNT. In the event that a Member's employment with the Company is terminated prior to Retirement Date (Normal or Early) the total of his Company Contributions shall remain in the Account until the Member attains age 45. However, the total of his Old After-Tax Employee Contributions Account (if any) may be distributed prior to age 45. If termination occurs between ages 45 and 50, a Member may Elect only a single sum distribution of these Accounts pursuant to this Section 11.3. If the value of these Accounts (Company Contributions and Old After-Tax Employee Contributions) is greater than $3,500 and he is married, the Member's spouse must consent to such election within 90 days before the date of distribution. Such spousal consent must be in writing and acknowledged by a notary public.

         (A) Such Member may Elect an optional retirement benefit the first day of any month which is subsequent to his 50th birthday.

         (B) Such Member may also Elect to receive his Company Contributions Account at his retirement date in any optional form of retirement benefit provided in Article XIII. This Election is subject to the applicable spousal consent requirements provided in Section 13.2(B)(2).

         (C) The above Elections made may be changed at any time prior to retirement upon written notice. A change in Elections made is subject to the applicable spousal consent requirements provided in Section 13.2(B)(2).

         (D) A failure to make either of the above Elections will result in payment of the normal retirement benefit at such Member's Normal Retirement Date. A failure to make either of the above Elections will result in payment of the normal retirement benefit under Section 13.2(A).

                                   ARTICLE XII

                             IN-SERVICE WITHDRAWALS

12.1 WITHDRAWAL FROM MEMBER'S 401(K) ACCOUNT. Any active Member who has attained age fifty-nine and one-half (59 1/2) years may Elect to withdraw all or a portion of the amount in his Member 401(k) Contributions Account except for that portion of his account which is in a suspense account pursuant to Section 7.3 of the Plan and that portion segregated under Section 16.3 of the Plan. The Plan Administrator shall direct the Trustee to distribute to such member the amount elected, in the form and manner required by Article XIII. Only two such withdrawals shall be made in any Plan Year. Any such distribution shall be made no later than sixty (60) days after the end of the calendar month within which the Plan Administrator receives the Member's Election to receive such benefits following his having attached the age of fifty-nine and one-half (59 1/2) years.

12.2 HARDSHIP WITHDRAWALS FROM MEMBER'S 401(K) ACCOUNT. In-service distributions shall be permitted upon a showing of hardship to the Plan Administrator. A hardship withdrawal shall be authorized only upon a showing of an immediate and heavy financial need.

         (1) The following are the only financial needs considered immediate and heavy:

                  (a) Medical expenses described in Code section 213(d) previously incurred by the Member, spouse, or any of his dependents (as defined in Code Section 152); or expenses necessary for those persons to obtain such medical care;

                  (b) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;

                  (c) Payment of tuition for the next twelve months of post-secondary education for the Member, his spouse, children or dependents; or

                  (d) Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

         (2) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                  (a) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all Plans maintained by the Employer;

                  (b) All Plans maintained by the Employer provide that the Employee's Salary Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

                  (c) The distribution is not in excess of the amount of an immediate and heavy financial need; and

                  (d) All Plans maintained by the Employer provide that the Employee may not make Employee Salary Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Employee's Salary Deferrals for the taxable year of the hardship distribution.

         (3) For purposes of determining the amount of the immediate and heavy need, the amount may include additional amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

12.3 WITHDRAWAL FROM MEMBER'S OLD AFTER-TAX CONTRIBUTIONS ACCOUNT. Upon written notice, a Member may elect at any time prior to retirement to withdraw all or a portion of his Old After-Tax Employee Contributions; provided, however, if he is a Married Member, any such election can be made only with the written consent of the Member's spouse, acknowledged by a notary public, unless circumstances exist which are prescribed by regulations under the Code to excuse such consent. The spousal consent referred to in the preceding sentence must be dated within 90 days before the date of the election to withdraw. Only one such withdrawal may be made within any Plan Year.

12.4 WITHDRAWAL FROM MEMBER'S AFTER-TAX CONTRIBUTIONS ACCOUNT. Upon written notice, a Member may withdraw all or a portion of his after-Tax Contributions not more than once each Plan Year. Such request shall be made on a form prescribed by and filed with Employee Benefits.

12.5 WITHDRAWAL FROM MEMBER'S ROLLOVER ACCOUNT. Upon written notice, a Member may withdraw all or a portion of his Rollover Account but not more than once within any Plan Year. Such request shall be made on a form prescribed by and filed with Employee Benefits.

12.6 WITHDRAWAL FROM MEMBER'S PRIOR PLAN ACCOUNTS. Upon written notice, a Member may withdraw all or a portion of his Prior Plan Accounts (Employee Contributions and/or Employer Contributions) but not more than once within any Plan Year. Such request shall be made on a form prescribed by and filed with Employee Benefits.

12.7 COMPANY CONTRIBUTIONS ACCOUNT. No withdrawals may be made from a Member's Company Contributions Account.

                                  ARTICLE XIII

                   DISTRIBUTIONS TO MEMBERS AND BENEFICIARIES

13.1 FORM OF DISTRIBUTION. The Trustee shall distribute benefits pursuant to Articles IX through XII in the form of a lump sum for all Accounts except Members' Company Contributions Account and Members' Old After-Tax Contributions Account.

13.2 COMPANY CONTRIBUTIONS ACCOUNT AND MEMBERS' OLD AFTER- TAX CONTRIBUTIONS ACCOUNT. Notwithstanding anything herein to the contrary,

         (A)      (1)      Unless a valid Election to receive an optional
                           retirement benefit from a Member's Company
                           Contributions Account and Old After-Tax Contributions
                           Account is made as provided in this Article, each unmarried Member shall receive a retirement benefit in the form of an annuity, guaranteed for ten years, and life thereafter which is purchased with the current value of his Company Contributions Account and Old After-Tax Contributions Account. If such
                           Member dies before the end of the ten-year period, there will be paid to his Beneficiary continued payments for the remainder of the ten-year period.

                  (2) Each Married Member shall receive a Qualified Joint and Survivor Annuity purchased pursuant to Paragraph
                           (B)(1) below, unless he Elects an optional retirement benefit as provided in Paragraph (b)(2) below.

         (B)              (1)     In the case of a Member who is married as of
                                  his retirement date, the current value of his Company Contributions Account and his Old
                                  After-Tax Contributions Account shall be used by the Trustee to purchase for him an annuity contract in the form of a Qualified Joint and Survivor Annuity as described in (2) below with payments guaranteed for ten years, unless he Elects otherwise in accordance with
                                  (2) below.

                          (2) An Election out of the Qualified Joint and Survivor Annuity by a Married Member will be effective only if it is consented to in writing by the Member's spouse, acknowledged by a notary public unless circumstances exist which are prescribed by regulations under the Code to excuse such consent. Such Election and spousal consent must be dated within the 90-day period prior to commencement of the retirement benefit. Any such Election may be revoked by the Member; however, any new election out of the Qualified Joint and Survivor Annuity is subject to notarized spousal consent. No such Election out of a Qualified Joint and Survivor Annuity shall be effective unless the Member has received from the Company, prior to the filing of such Election, a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and of the effect, under this Plan, of his Election not to take such annuity.

                          (3) For the purposes of this Plan, a Qualified Joint and Survivor Annuity shall mean a benefit payable monthly from a Member's retirement date to the first day of the month in which the Member dies, or ten years, whichever is later, and payable thereafter in monthly installments of 50% of the monthly amount payable to the Member during his lifetime, to the surviving spouse, if any, for the remainder of his/her lifetime (where the surviving spouse is the person to whom the Member was married on the Member's retirement date). No benefits shall be payable under a Qualified Joint and Survivor Annuity to a surviving spouse who was not the Member's spouse as of the Member's retirement date.


         (C) A Married Member's Election to receive one of these optional forms of retirement benefits is subject to the written, notarized consent of the Member's spouse to (i) the Member's rejection of the Qualified Joint and Survivor Annuity form of payment and (ii) if applicable, the Member's designation of a Beneficiary other than his spouse, unless circumstances exist which are prescribed by regulations under the Code to exclude such consent.


                          (1) Installment Option: Under this Option, a Member may Elect to receive monthly installments over a shorter period of time than ten years. The following conditions shall be applicable to the Election of an installment option: (a) in no event may a Member elect to receive payments over a period of less than 24 months nor more than 120 months; (b) if at the date payments are to commence the value of a Member's Company Contributions Account and Old After-Tax
                                           Contributions Account is then equal
                                           to or less than $3,500, such amount
                                           shall be paid to the Member in one
                                           lump sum, notwithstanding the
                                           provisions of Paragraph (F) below.

                          (2)              Alternative Installment Option:
                                           Subject to the terms and conditions
                                           of the installment option described
                                           in Paragraph (c)(1) above, a Member
                                           who Elects an installment option may
                                           Elect to have the value of his
                                           Company Contributions Account and
                                           Old After-Tax Contributions Account
                                           determined as of the date payments
                                           are to commence, paid or transferred
                                           over into a segregated portion of
                                           the Trust Fund, distinct from that
                                           portion of the Trust Fund against
                                           which Company Contributions Account
                                           and Old After-Tax Contributions
                                           Account are credited and any other
                                           such segregated fund.  Such
                                           segregated fund shall be payable to
                                           the Member in the same manner and
                                           subject to the provisions of Section
                                           F below, provided, however, that the
                                           Member for whom such segregated fund
                                           is created shall direct the Trustee
                                           to invest all of such segregated
                                           fund in any one of the following
                                           categories of investment: (a) a
                                           savings account in a bank selected
                                           by the Retirement Board, including
                                           the Trustee; and (b) any other
                                           category of investment permitted by
                                           the Trustee.

                          (3) Single Sum Payment Option: Under this option, a Member may Elect to receive, in a single sum, the current value of his Company
                                           Contributions Account and Old
                                           After-Tax Contributions Account as
                                           of his Normal, Early or actual
                                           Retirement Date under Article IX or
                                           if termination occurs at or after
                                           age 45.

                          (4) Annuity Option: Under this option, a Member may elect to have the current value of his Company Contributions Account and Old After-Tax
                                           Contributions Account as of his
                                           Normal, Early or actual Retirement
                                           Date under Article IX used by the
                                           Trustee to purchase for him (and/or
                                           his Beneficiary/ies), an annuity
                                           contract, in such form and issued by
                                           such Company as he may select,
                                           subject to the approval of the
                                           Retirement Board.

                          (5)              Monthly Payments Over Ten Years:
                                           Under this option, a Member may
                                           Elect to receive a retirement
                                           benefit payable out of the Trust
                                           Fund of monthly installments of his
                                           Company Contributions Account and
                                           Old After-Tax Contributions Account
                                           over a period of ten years.

         (D) Prior to his Retirement Date, a Member may revoke in writing any option previously Elected pursuant to this Article without the approval of the Retirement Board. All such Elections shall also be revoked by the death of a Member prior to actual retirement.

         (E) A Member who has retired and had Elected to receive his benefits pursuant to Paragraphs (C)(1), (2) or
                          (5) may revoke such Election and Elect instead to take the value of the balance of his Company Contributions Account and Old After-Tax Contributions Account or the value of the segregated fund under Paragraph (c)(2) then remaining to such Member's credit in a single sum. If at the time such Election is made the retired Member is married to the same spouse who consented to the waiver of the Qualified Joint and Survivor Annuity pursuant to Paragraph
                          (B)(2) of this Section 13.2, the notarized consent of such spouse will be required, unless circumstances exist which are prescribed by regulations under the Code to excuse such consent.

         (F) If the value of a Member's Company Contributions Account and Old After-Tax Contributions Account is $3,500 or less at time of retirement, a lump sum payment will be made to the member and no other forms of payment will be available. No distribution shall be made pursuant to the preceding sentence after the first period for which an amount is received as an annuity.


         (G) If the Member's entire interest is to be distributed in other than a lump sum according to the applicable Sections of this Article XIII, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Member's entire interest by the life expectancy of the Member or joint and last survivor expectancy of the Member and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Treasury Regulations, Section 1.72-9. If the Member's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Member.


13.3 ALL PAYMENTS FROM TRUST FUND. In no event shall any payments or benefits under this Plan be the liability of the Plan Administrator, the Employer, the Union, the Retirement Board, the Investment Committee, or the Trustee, and all payments required shall be exclusively out of the Trust Fund.

                                 ARTICLE XIV


                                     LOANS

14.1 AMOUNTS. Each Member who is on active pay status or on a medical leave of absence may borrow an amount not to exceed the lesser of:
         (1) $50,000 reduced by the greater (if any) of (a) the highest outstanding balance of loans to the Member from the Plan during the one-year period ending on the day before the date on which the loan is to be made, or (b) the outstanding balance of any loan to the Member from the Plan on the date on which such loan is to be made or (ii) one-half (1/2) of the Member's vested interest in his 401(k) Contributions Account (determined as of the last day of the preceding calendar month). No loan may be for an amount less than $1,000 and no Member may have more than one loan outstanding at any time. The amount the Member may borrow shall be reduced by the amount of any loan from any other tax-qualified plan maintained by the Employer. In no event shall a loan be made from any other account except a Member's 401(k) Contributions Account.


14.2 LOAN TERMS. An election for a loan shall be made in writing to the Plan Administrator. The terms and conditions of such loan shall be as follows:


         (A) An annual rate of interest equal to the base rate on corporate loans at large United States money center commercial banks as reported in the Wall Street Journal (prime rate) in effect on the first business day of the calendar quarter in which such loan is requested.


         (B)     A fixed maturity date of no longer than five (5) years.


         (C) Adequate security which will be the borrower's interest in his Before-Tax Accounts, although the Plan Administrator may require additional security.


         (D)     Repayment

                 Active Employees: a level schedule of payroll deductions, to be made each payroll period for repayment of loan principal and interest. Repayment will commence on the first available pay period after receipt of the loan check.

                 Inactive Employees: repayment will be monthly on an amortized loan repayment schedule. Repayments are invested according to current investment elections at the time of repayment. If there is not a current investment election at the time of repayment, the last investment election will be used for investment of repayment.


         (E) the Member may repay the loan in full at any time without penalty;


         (F)     upon termination of employment the Employee can,


                 (1) repay the loan from the participant's current account balance before distribution;

                 (2) continue the same repayment schedule via payment to TWA Employee Benefits with the same loan terms in effect at the time of termination.

         (G) Loans shall be made available to all Members and Beneficiaries on a reasonably equivalent basis.


         (H) Loans shall not be made available to Highly Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other employees.


         (I) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.


         (J) Loans granted or renewed or on after the last day of the first Plan Year beginning after December shall be made pursuant to a written Member loan program incorporated herein by reference which will include the following:


                 (1)      the basis on which loans will be approved or denied;

                 (2)      procedures for applying for the loans;

                 (3) person or positions authorized to administer the Member loan program;

                 (4) limitations, if any, on the types and amounts of loans offered;

                 (5) procedures under the program for determining the rates of interest;

                 (6) the types of collateral which may secure a Member loan; and

                 (7) the events constituting default and the steps that will be taken to preserve Plan assets.

14.3     LOAN APPLICATION PROCEDURE:


         (A)     A loan application can be obtained by contacting:

                 Director/TWA Employee Benefits
                 P.O. Box 20007
                 Kansas City, MO  64195


         (B) The completed application is returned to TWA Employee Benefits. Terms will be described on the loan application. The completed and signed loan application will serve as the promissory note.


         (C) There will be a one time directed loan fee of $100.00 for obtaining a loan. Former Employees/Beneficiaries will be eligible for Plan loans only to the extent required by regulations. Former Employees/Beneficiaries will be charged a loan handling fee based upon the number of years of loan repayment and payable when the loan proceeds are sent to the borrower. All fees are charged to the loan applicant's account.


         (D) The Trustee will liquidate assets in the specific investment account indicated on the loan application.


14.4     LOAN DEFAULT - FORECLOSURE:


         (A) Actively employed participants will make repayment via non-revocable continuing payroll deductions from each paycheck. If pay should become insufficient to cover the repayment or if the borrower is not actively receiving a paycheck to cover the repayment, monthly repayment checks must be submitted for scheduled payments. In the event that timely repayment is not received within 15 days, the participant will be notified of potential loan default and possible foreclosure upon the account balance. If the loan is not made current within 30 days of notice, action will be commenced to collect the delinquent loan from the participant's account in a manner permitted by law.


                                 ARTICLE XV


                           INALIENABILITY OF BENEFITS

15.1 INALIENABILITY. A Member's interest in the Plan, or that of his Beneficiary, may not be assigned or alienated by voluntary or involuntary assignment. Any attempt by a Member or Beneficiary to assign or alienate his interest under the Plan, or any attempt to subject his interest to attachment, execution, garnishment or other legal or equitable process, shall be void. This does not preclude the Trustee from complying with any Qualified Domestic Relations Order.


                                 ARTICLE XVI


                      QUALIFIED DOMESTIC RELATIONS ORDERS

16.1 QUALIFIED DOMESTIC RELATIONS ORDERS. The Plan Administrator shall comply with all Qualified Domestic Relations Orders received by them and shall pay benefits in accordance with the terms of the Plan.


16.2 NOTICE AND DETERMINATION. The Plan Administrator shall promptly notify the Member and each Alternate Payee of the receipt of a Domestic Relations Order and of the Plan's procedures (as described in Section 16.3) for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order. The Plan Administrator shall, within a reasonable period of time after receipt of a Domestic Relations Order, determine whether the Domestic Relations Order is a Qualified Domestic Relations Order and notify the Member and each Alternate payee of its determination. The notices provided for in this Section shall be mailed by certified mail, return receipt requested, to the address specified in the Domestic Relations Order, or, if the Domestic Relations Order fails to specify an address, to the last address of the Member or Alternate Payee known to the Plan Administrator.


16.3 PROCEDURES FOR DETERMINATION. Upon the receipt of a Domestic Relations Order, the Plan Administrator shall review such Domestic Relations Order, or cause such Domestic Relations Order to be reviewed, or determine whether it is a Qualified Domestic Relations Order. In the event the Domestic Relations Order satisfies each and every requirement of ERISA, then such order shall be deemed qualified and the Plan Administrator shall provide notice of such determination in accordance with the notice requirements set forth in Section 16.2. In the event the order is not deemed qualified, then the Plan Administrator shall notify the Member and any Alternate Payee of the reasons such Domestic Relations Order is not a Qualified Domestic Relations Order. The Alternate Payee shall have 18 months from the date the Plan Administrator first received the Domestic Relations Order to obtain a modified Domestic Relations Order which satisfies all of the requirements of ERISA. There shall be no limit to the number of modified Domestic Relations Orders which may be submitted to the Plan Administrator within that 18-month period. Absent a court order which specifies otherwise, the Alternate Payee shall be responsible for all costs and expenses incurred by the Plan Administrator in determining whether a Domestic Relations Order is a Qualified Domestic Relations Order. If the Alternate Payee fails to present a modified Domestic Relations Order which satisfies the requirements of ERISA during the 18-month period, then the Plan Administrators shall make a determination that the Domestic Relations Order is not a Qualified Domestic Relations Order. If the Domestic Relations Order is not a Qualified Domestic Relations Order, the Plan Administrator shall provide notice of such determination, and the reasons for such determination, in accordance with the requirements for notice provided in this Article. If the modified order is a Qualified Domestic Relations Order, and the Plan Administrator shall provide notice of such determination in accordance with the requirements of notice provided in Section 16.2. Each Alternate Payee shall be permitted to designate a representative for receipt of copies of notices which are sent to the Alternate Payee with respect to a Domestic Relations Order received by the Plan Administrator and pertaining to the Alternate Payee.


16.4     PROCEDURES FOR PERIOD DURING WHICH DETERMINATION IS BEING MADE.


         (A) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, the Retirement Board, a court of competent jurisdiction, or otherwise), the Plan Administrator shall direct the Trustee to segregate in a separate account(s) in the Plan the amounts which would have been payable to the Alternate Payee during such period if the Domestic Relations Order had been determined to be a Qualified Domestic Relations Order.


         (B) If within 18 months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall notify the Trustee to pay the segregated amounts (plus any interest thereon) to the Alternate Payee entitled thereto.


         (C)     If within 18 months:


                 (1) it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order, or

                 (2) the issue as to whether such Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall notify the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order.

         (D) Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only.


16.5 TREATMENT OF FORMER SPOUSE AS SURVIVING SPOUSE. To the extent provided in any Qualified Domestic Relations Order, the former spouse of Member shall be treated as a surviving spouse of such Member. The Alternate Payee shall not be entitled to survivor benefits unless stated in the Qualified Domestic Relations Order.


                                ARTICLE XVII


                           ADMINISTRATION OF THE PLAN

17.1     PLAN ADMINISTRATOR.


         (A) The Company shall have authority to control and manage the operation and administration of the Plan (subject to the assignments stated in the Plan of certain specific responsibilities to the Retirement Board and any other persons or groups named in the Plan) and the Company and such other persons or groups may, in a writing acknowledged by the designee, designate pursuant to Section 405(c)(1)(B) of ERISA other persons or groups to carry out any or all of their responsibilities in the operation and administration of the Plan.

         (B) The Company and the Union shall have control and management of the assets of the Plan, including for the purpose of appointing a Trustee and Investment Advisor to manage (including the power to acquire and dispose of) any assets of the Plan.


         (C) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.


17.2 RETIREMENT BOARD. A Retirement Board shall be established by agreement between the Company and the Union to settle all disputes under the Plan. The Plan Administrator shall give adequate notice in writing to any Member or Beneficiary whose claim for benefits under the Plan had been denied, setting forth the specific reasons for such denial. A Member whose claim for benefits has been denied or a Member who has any other dispute under the Plan may submit a dispute for settlement and full and fair review by the Retirement Board by written request setting forth a statement of the facts out of which such dispute arose, addressed to:

                          TWA Flight Attendants' Retirement Board
                          c/o Manager-Employee Benefits
                          Trans World Airlines, Inc.
                          11500 Ambassador Drive
                          Kansas City, MO  64153

                 or

                          TWA Flight Attendants' Retirement Board
                          Independent Federation of Flight Attendants
                          630 Third Avenue
                          New York, New York  10017

         The Retirement Board shall give notice in writing to any Member or Beneficiary as to the Disposition of any matter so brought before the Retirement Board. The Retirement Board shall give such notice within sixty (60) days from the date of receipt of the Member's or Beneficiary's request for review (unless special circumstances exist which require a longer period, but in no event later than one hundred twenty (120) days from receipt of such request).


         (A) The Retirement Board shall consist of four members, two of whom shall be selected by the Company ("Company members") and two of whom shall be selected by the Union ("Union members"). The Company shall establish its own rules for the selection of members of the Retirement Board to be selected by it. The Company shall also select one alternate member who may act for either of the two members of the Retirement Board appointed by the Company in the event of absence or inability to act of one of such members, and the Union shall likewise select one alternate member who may act for either of the two members of the Retirement Board appointed by the Union in the event of the absence or inability to act of any one of such members.
                 Either the Company or the Union at any time may remove a member appointed by it and may select a member to fill any vacancy among the members selected by it. Both the Company and the Union shall, in writing, notify each other respectively concerning such selections, which shall continue until further written notice.

         (B) Three members of the Retirement Board shall constitute a quorum for the transaction of business. At all Retirement Board meetings, Company members present shall be entitled to one vote each and Union members present shall be entitled to one vote each. If at any such meeting two Company members are not present, the Company member present may cast two votes and if two Union members are not present the Union member present may cast two votes.

         (C) The Retirement Board shall have the authority to appoint subcommittees from among the members of the Retirement Board to handle any problems within the jurisdiction of the Retirement Board. Such subcommittees shall report exclusively to the Retirement Board.

         (D) The compensation, travel and other reasonable living expenses, if any, of members of the Retirement Board selected by the Company which are incidental to the holding of such meetings and performing functions of the Retirement Board, shall be paid by the Company. The compensation, travel and other reasonable living expenses, if any, of members of the Retirement Board selected by the Union which are incidental to the holding of such meetings and performing functions of the Retirement Board, shall be paid by the Union.

         (E) All decisions and actions taken by the Retirement Board shall be by the affirmative vote or agreement of not less than three members. Such affirmative vote or agreement shall be in writing if given other than during a meeting of the Retirement Board. All decisions of the Retirement Board on any matter within the jurisdiction of the Retirement Board shall be final and binding upon the Company, the Union and any other person having an interest in, under or derived from the Plan.

         (F) If the Retirement Board shall fail to agree on any matter or dispute coming before it, it shall, within ten days from the date of such failure to agree, designate an impartial referee. If the Retirement Board does not agree upon the selection of an impartial referee within such ten-day period, then either the Company or the Union may apply to the National Mediation Board for the designation by such National Mediation Board of an impartial referee. The matter or dispute shall be submitted to the Retirement Board sitting together with the impartial referee who shall act as Chairman during the proceedings pertaining to such matter. Such impartial referee shall have one vote. Three affirmative votes shall be required to render a decision or determination on matters coming before the Retirement Board sitting together with the impartial referee.


         (G) The compensation and expenses of the impartial referee and expenses incident to the conduct of proceedings coming before the Retirement Board shall be shared equally between the Company and Union.


         (H) Meetings of the Retirement Board may be called by mutual agreement of the members at any time without notice or by any two members of the Retirement Board upon thirty days' notice to the other members of the Retirement Board. Such meetings shall be conducted at the Company's offices unless otherwise agreed to by the members of the Retirement Board.


         (I) The Retirement Board shall determine all disputes which may arise out of the application, interpretation or administration of the Plan or concerning participation in or benefits under the Plan, and such jurisdiction shall be exclusive. The Retirement Board shall have full power to affirm, reverse or otherwise modify any decision or administrative action or proposed action which gave rise to any dispute.


         (J) The Retirement Board shall have no power to add or to subtract from or modify any of the terms of the Plan.


         (K) The Retirement Board shall have the power to establish rules of procedure for the conduct of its business and of hearings before it, which rules shall not be inconsistent with the provisions of the Plan.


         (L) The Retirement Board shall have the following rights and review functions: to examine all books, records, reports, regulations and procedures relative to the Plan, including Trust Agreements, Trust instruments, amendments, annual reports, Trustee's reports for the Plan, Trust Fund accountings and related data.


         (M) The Company or the Trustee, as the case may be, shall furnish to the Union members of the Retirement Board and the Union all records and material set forth in Paragraph (L) above within thirty days from the date in which such material may have been prepared or compiled; and in any case, annual reports, Trustees' reports for the Plan shall be furnished to the Union members of the Retirement Board and the Union not less frequently than one each year. The Union members of the Retirement Board and the Union may request and shall be entitled to receive additional material and data relating to the foregoing.


         (N) The Retirement Board shall have the right to review the status and administration of the Plan, and in the appropriate case make recommendations to the Company, the

                 Union, and the members thereon. The Retirement Board shall prepare periodic reports with respect to its function, actions and decisions and supply the same to the Company and the Union.


         (O) The Retirement Board and any members thereof shall be entitled to rely upon the correctness of any information furnished by the Company and the Union. Neither the Retirement Board nor any of its members, nor the Union, nor the Company, nor any officers or other representatives of the Company, shall be liable because of any act or failure to act on the part of the Retirement Board, or any of its members, except as may be required by ERISA.


17.3 INVESTMENT ADVISER. The Company and the Union shall have control and management of the assets of the Plan for purposes of appointing an investment Adviser or Advisers to manage (including the power to acquire and dispose of) any assets of the Plan.


17.4     INVESTMENT COMMITTEE.


         (A) An Investment Committee shall be established to perform the following functions: to select, monitor and replace the Trustee and Investment Advisers; to formulate the investment objectives of the Trustee and Investment Advisers; to establish the Investment Options among which the members may choose to self direct their investments; to determine the allocation of assets within particular Investment Options; and to retain, on a project-by-project basis, Investment and benefit consultants for individual Investment Options, with payment for such consultant's fees from the Plan assets invested in such Investment Option or, where appropriate, by directed brokerage commissions, as determined by the Investment Committee and as may be permitted under ERISA.


         (B) The Investment Committee shall consist of four members, two of whom shall be selected by the Company ("Company members") and two of whom shall be selected by the Union ("Union members"). The Company shall establish its own rules for the selection of the members of the Investment Committee to be selected by it and the Union shall likewise establish its own rules for the selection of members of the Investment Committee to be selected by it. The Company shall also select one alternate member who may act for either of the two members of the Investment Committee appointed by the Company in the event of absence or inability to act of one of such members, and the Union shall likewise select one alternate member who may act for either of the two members of the Investment Committee appointed by the Union in the event of the absence or inability to act of any one of such members. Either the Company or the Union at any time may remove a member appointed by it and may select a member to fill any vacancy among the members selected by it. Both the Company and the Union shall, in writing, notify each other respectively concerning such selections, which shall continue until further written notice.

         (C) Three members of the Investment Committee shall constitute a quorum for the transaction of business. At all Investment Committee meetings, Company members present shall be entitled to one vote each and Union members present shall be entitled to one vote each. If at any such meeting two Company members are not present, the Company member present may cast two votes and if two Union members are not present the Union member present may cast two votes.


         (D) All decisions and actions taken by the Investment Committee shall be by the affirmative vote or agreement of not less than three members. Such affirmative vote or agreement shall be in writing if given other than during a meeting of the Investment Committee. Selection and replacement of the Trustee and Investment Advisers, formulation of investment objectives, establishment and revision of Investment Options, allocation of assets within particular Investment Options, retention of investment and benefit consultants and approval of the form of payment of such consultants' fees shall be subject to approval by the Company and the Union.


         (E) The compensation, travel and other reasonable living expenses, if any, of members of the Investment Committee selected by the Company which are incidental to the holding of such meetings and performing functions of the Investment Committee, shall be paid by the Company. The compensation, travel and other reasonable living expenses, if any, of members of the Investment Committee selected by the Union which are incidental to the holding of such meetings and performing functions of the Investment Committee, shall be paid by the Union.


         (F) Regular meetings of the Investment Committee shall be held quarterly at such dates and times as the Investment Committee may from time to time prescribe. Additional meetings may be called by mutual agreement of the members at any time without notice or by any two members of the Investment Committee upon thirty days' written notice to the other members of the Investment Committee. All meetings shall be conducted at the Company's executive offices unless otherwise agreed to by the members of the Investment Committee.


         (G) The Investment Committee shall have the power to establish rules of procedure for the conduct of its business, which rules shall not be inconsistent with the provisions of the Plan.


         (H) The Investment Committee shall have no power to add or subtract from or modify any of the terms of the Plan.


         (I) The Investment Committee shall have the following rights and review functions: to examine all books, records, reports, regulations and procedures relative to the Plan, including Trust Agreements, Trust Instruments, amendments, annual reports, Trustees' reports for the Plan, Trust Fund accountings and related data.


         (J) The Company or the Trustee, as the case may be, shall furnish to the Union members of the Investment Committee and the Union all records and material set forth in Paragraph (I) above within thirty days from the date in which such material may have been prepared or compiled. In any case, annual reports, Trustees' reports for the Plan shall be furnished to the Union members of the Investment Committee and the Union may request and shall be entitled to receive additional material and data relating to the foregoing.


         (K) The Investment Committee and any members thereof shall be entitled to rely upon the correctness of any information furnished by the Company and the Union. Neither the Investment Committee nor any of its members, nor the Union, nor the Company, nor any officers or other representatives of the Company, shall be liable because of any act or failure to act on the part of the Investment Committee, or any of its members, except as may be required by ERISA.


17.5 TRUSTEE REPORTS. The Company will obtain from the Trustee, within 60 days following the close of each Plan Year and within 90 days after the removal or resignation of the Trustee, a written account of the Trustee setting forth all investments, receipts, disbursements and other transactions effected by the Trustee during such Fiscal Year or during the period from the close of the last Fiscal Year to the date of such removal or resignation. The company shall, within five days after receiving such account, file copies thereof with the Union members of the Retirement Board. Within 30 days form the date of filing of such account, the Union members of the Retirement Board or any agent acting on their behalf or the Union may file with the company either a written approval or written objections, with the reasons therefor, of the account so rendered. Upon the filing of such written approval or on the expiration of 30 days after the filing of such account, if written objection thereto shall not have been filed with the Company, then such account shall have been deemed to have been approved by the Union members of the Retirement Board and the Union. Upon the receipt of written objections to the account, the Company shall raise any such written objections with the Trustee. Any dispute between the Company and the Union arising out of such objection shall be submitted to the Retirement Board in the manner provided in this Article XVII, but such submission shall not eliminate the Company's obligations to make timely objection with the Trustee.


17.6 RELIANCE UPON INFORMATION. The Trustee, the Company, the officers and directors of the Company and the members of the Retirement Board, and the Union shall be entitled to rely upon all valuation, certificates and reports furnished by any duly appointed Trustee upon all opinions given by any duly appointed legal counsel and/or investment counsel. The Trustee, the Company, the officers and directors of the Company and any members of the Retirement Board and the Union shall be fully protected against any action taken in good faith in reliance upon any such valuations, certificates, reports or opinions. All actions so taken shall be conclusive upon each of them and upon all persons having any interest under the Plan. Except as may be required by ERISA, neither the Trustee nor the Employer nor any officer or director of the Employer or member of the Retirement Board or member of the Union shall be personally liable by virtue of any instrument executed by him or on his behalf or for any mistake of judgment made by himself, the Trustee, the Employer or any other officer or director of the Employer or member of the Retirement Board or member of the Union, as the case may be, or for any neglect, omission or wrongdoing of the Trustee, the Employer, or any other officer or director of the Employer or of any member of the Retirement Board or the Union, as the case may be, or for any loss.


17.7 COPIES OF ACTIONS. Upon giving any direction to the Trustee for the payment of money, the Company shall serve upon the Union members of the Retirement Board a copy of the direction.


                                ARTICLE XVIII


                                   TRUST FUND

18.1 TRUST AGREEMENT. The Company shall enter into one or more Trust Agreements with one or more Trustees to implement the provisions of this Plan. The Trust Agreements shall be deemed a part of this Plan and any and all rights or benefits which may accrue to any person under this Plan shall be subject to the terms and provisions of said Trust Agreements. Likewise, all provisions of this Plan shall be deemed part of the Trust Agreements. In case of any inconsistency between the provisions of the Plan and the Trust Agreements, the provisions of this Plan shall control.


18.2 TRUSTEE. The Trustee shall be the party or parties, including the Company, designated by the Investment Committee in accordance with
         Section 17.4, which designation may be changed from time to time by the Investment Committee. The duties, obligations and responsibilities of the Trustee shall be as set forth in the Trust Agreement.


                                 ARTICLE XIX


                     AMENDMENT, SUSPENSION AND TERMINATION

19.1 REQUIREMENTS. The obligations of the Company under this Plan, including the obligations to make contributions as herein provided, shall run pursuant to and concurrently with the Basic Working Agreements between the Company and the Union. During said periods any amendment, suspension or discontinuance of the Plan made by the Company shall be made only with the written consent of the Union unless and to the extent, in the absence of such consent, such amendment, suspension or discontinuance shall be:

         (A) Necessary to comply with any requirements of statutory or general law, or

         (B)     Required


                 (1) In the event the Plan shall fail to qualify or remain qualified as an Employee's Trust exempt from taxation, and

                 (2) to permit the contributions of the Company to be allowable deductions under any Federal, State or local revenue laws now in force or subsequently enacted.

19.2 PLAN SUSPENSION OR TERMINATION. The Company intends to continue the Plan indefinitely, but, except as provided in Section 19.1, reserves the right to amend, suspend or terminate it in whole or in part at any time, but only if such action is not inconsistent with a collective bargaining agreement between the Company and the Union requiring the Plan's continuance. Any such amendment, suspension or termination shall not adversely affect the benefits provided under the Plan for any Member or Beneficiary as of the date of such amendment, suspension or termination.


19.3     PLAN TERMINATION.  In the event the Plan is terminated:


         (A) Only such action shall be taken under the Trust Agreement established under the Plan as shall render it impossible at any time prior to providing for the satisfaction of all liabilities with respect to Members and Beneficiaries for any part of the corpus of the Trust, or income thereon to be used for or diverted to purposes other than for the exclusive benefit of Members and Beneficiaries.


         (B) No further contributions shall be made by either the Members or the Company.


         (C) The rights of all affected Members in their Account Balance shall become nonforfeitable.


         (D) The Trust Fund shall be applied to the benefit of the Members in proportion to the Account Balance and notwithstanding the termination of the Plan, the Trust shall continue in effect until all Members' Account Balances have been distributed to or for the benefit of the Members in accordance with this Plan.


         (E) The amount to be applied to the benefit of any Member shall be applied as a retirement, withdrawal or death benefit consistent with the provisions of this Plan; provided, however, that the said amounts may otherwise be disposed of for the benefit of the Members or their Beneficiaries in some other manner including, without limitation, the purchase of insurance company contracts, lump sum payments, payments over a term of years, or transfer to some other trust fund at the discretion of the majority of the four members of the Retirement Board if it deems such other disposition in the best interest of the Members under the existing circumstances subject to any applicable consent requirements as otherwise set forth in the Plan and required by Section 417 of the Code and regulations promulgated thereunder. In the event that such alternative method of such disposition is not agreed upon by at least three of the four members of the Retirement Board, the Trust may direct an alternative method of disposition in respect of the Trust Fund, which shall be subject to the aforesaid applicable consent requirements, provided that such method shall not in any manner add to the Company's liabilities under this Plan.


19.4 SUSPENSION OF COMPANY CONTRIBUTIONS. In the event that payment of the Company's contributions to the Plan shall be suspended, and the Plan shall thereafter be terminated prior to resumption of such payments, Members whose employment with the Company has terminated during the period of such suspension shall be entitled to participate in the application of funds provided by Section 19.3(C) as if the termination has occurred upon the date of the suspension of contributions.


19.5 MERGER, CONSOLIDATION OR SALE. In the event of a merger, consolidation or sale of assets of the Company, under circumstances in which a successor shall continue and carry on all or a substantial part of the business of such Company, and shall elect to carry on the provisions of this Plan, then such successors shall be substituted for the Company under the terms and provisions of this Plan upon the filing in writing with the Trustee and the Plan Administrator of its election to do so.


19.6 VESTED RIGHTS NOT REDUCED ON MERGER, CONSOLIDATION OR SALE. Neither the Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless (a) by joint agreement of the Company and the Union, and (b) each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).


19.7 AMENDMENT. The Company and the Union may by joint agreement amend the Plan and the Trust at any time, and from time to time.
         Notwithstanding the foregoing, the Company reserves the right to amend the Plan as necessary to comply with any requirement imposed by statute, regulation or case law, or in the event the Plan shall fail to qualify or remain qualified as an Employees' Trust exempt from taxation under any federal, state or local revenue laws now in force or subsequently enacted. No amendment, however, shall have the effect of reducing any then nonforfeitable benefits of any Member.

                                 ARTICLE XX


                                MISCELLANEOUS

20.1 PLAN NOT AN EMPLOYMENT CONTRACT. Nothing herein contained shall be deemed (a) to give to any Employee the right to be retained in the employ of the Employer, (b) to affect the right of the Employer to discipline or discharge any Employee at any time, (c) to give the Employer the right to require any Employee to remain in its employ or
         (d) to affect the Employee's right to terminate his employment at any time.


20.2 GOVERNING LAW. The Plan shall be construed, regulated, interpreted and administered under and in accordance with the laws of the State of New York.


20.3 USE OF WORDS. Wherever appropriate, words used in this Plan in the singular may mean the plural, and vice- versa, and the masculine may mean the feminine, and vice-versa and any reference to an Article, Section or Paragraph shall mean the Article, Section or Paragraph so delineated in this Plan.


20.4 INDEPENDENT PROVISIONS. If any provision of this Plan shall be held invalid or illegal for any reason, the remaining provisions shall be construed and enforced as if the invalid or illegal provisions had never been included.


20.5 TITLES. Titles to Articles are for convenience of reference only and shall not affect the construction of this Plan


                                 ARTICLE XXI


                              TOP HEAVY PROVISIONS

21.1 APPLICABILITY. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provisions in the Plan.


21.2     DEFINITIONS.

         (a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the "Determination Period" was (1) an officer of the Employer if such Individual's Annual Compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code,
                 (2) an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Annual Compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code,
                 (3) a more-than-5-percent
                 owner of the Employer, or (4) a more-than-1-percent owner of the Employer who has an Annual Compensation of more than $150,000. Annual Compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code. The "Determination Period" is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

                          The determination of who is a Key Employee will be
                 made in accordance with section 416(i)(1) of the code and the Regulations thereunder.

         (b) Top-Heavy Plan: For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:


                 (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

                 (2) If this Plan is a part of a Required Aggregation Group of Plans, but not part of a Permissive Aggregation Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

                 (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

         (c)     Super-Top-Heavy Plan:

                 A Plan is Super-Top-Heavy if such a Plan would be Top-Heavy if "90 percent" were substituted for "60 percent" each place it appears in (b) above.

         (d)     Top-Heavy Ratio:

                 (1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the top-Heavy Ratio, for this Plan alone or for the required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of this Account balances of all Key Employees as of Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 418 of the Code and the Regulations thereunder.

                 (2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or Plans for all Key Employees, determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or Plans for all Members, determined in accordance with (1) above, and the Present Value of accrued benefits under the defined benefit plan or Plans for all Members of the Determination Date(s), are determined in accordance with section 416 of the Code and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

                 (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the Regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Member (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one Hour of Service with any Employee maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, roll overs and transfers are taken into account will be made in accordance with section 416 of the Code and the Regulations thereunder. Employee contributions previously deductible under section 219 of the code will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating Plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                                  The accrued benefit of a Member other than a
                          Key Employee shall be determined under either (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

         (e) Permissive Aggregation Group: The Required Aggregation Group of Plans plus any other Plan or Plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of section 401(a)(4) and 410 of the Code.

         (f) Required Aggregation Group: (1) Each qualified Plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the Plan has terminated), and (2) any other qualified Plan of the Employer which enables a Plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

         (g) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

         (h) Valuation Date: The date as defined in ARTICLE II of the Plan as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

         (i) Present Value: Present Value shall be determined using the interest and mortality rates specified in the applicable Plan. Notwithstanding the foregoing, all determinations shall be made in accordance with section 416 of the Code and the Regulations thereunder.

21.3     MINIMUM ALLOCATION.

         (a) Except as otherwise provided in (c) and (d) below, Employer contributions and Forfeitures, not including Employee Salary Deferrals, allocated on behalf of any Member who is not a Key Employee shall not be less than the lesser of three percent (four percent if the Plan is super-Top-Heavy) of such Member's Compensation or, in the cases where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the first $200,000 of the Key

                 Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under the Plan provisions, the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Member's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (2) the Member's failure to make mandatory Employee contributions to the Plan or (3) Compensation less than a stated amount.

         (b) For purposes of computing the minimum allocation, Compensation means Compensation as defined in ARTICLE II of the Plan.

         (c) The provision in (a) above shall not apply to any Member who was not employed by the Employer on the last day of the Plan Year.

         (d) The provision in (a) above shall not apply to any Member to the extent the Member is covered under any other Plan or Plans of the Employer and the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other Plan or Plans.


21.4 NONFORFEITABILITY OF MINIMUM ALLOCATION. The minimum allocation required (to the extent required to be nonforfeitable under section 416(b) of the Code) may not be forfeited under section 412(a)(3)(B) or 411(a)(3)(D) of the Code.


21.5 ALLOCATION LIMITATIONS. In determining the Defined Contribution Fraction under section 415(e)(3)(B) of the Code and pursuant to
         Section 7.1 of the Plan "100 percent" shall be substituted for "125 percent" unless the minimum allocation percentage under section 416(c)(2)(A) of the Code and Section 21.3(a) of the Plan is increased from "3 percent" to "4 percent" and the Plan would not be a Top-Heavy Plan if "90 percent" were substituted for "60 percent" each place it appears in Section 21.2(b) of the Plan.


21.6 MINIMUM VESTING SCHEDULES. For any Plan Year in which this Plan is Top-Heavy, the vesting schedule(s) in the Plan will be followed as such schedule(s) already satisfy the requirements of section 416 of the Code.

         IN WITNESS WHEREOF, the Company and the Union, by the signatures of their duly authorized representatives below, hereby adopt and agree to be bound by the provisions of the RETIREMENT SAVINGS PLAN FOR FLIGHT ATTENDANTS OF TRANS WORLD AIRLINES, INC. Dated this _______ day of ____________, 19__.


WITNESS:                                          TRANS WORLD AIRLINES, INC.

                                                  By:
----------------------------                          ------------------------

WITNESS:                                      THE INTERNATIONAL FEDERATION OF
                                              FLIGHT ATTENDANTS

                                              By:
--------------------------------                 -------------------------------

                                SECOND AMENDMENT

                                     to the

                          RETIREMENT SAVINGS PLAN FOR
                              FLIGHT ATTENDANTS OF
                           TRANS WORLD AIRLINES, INC.

                        (November 1, 1988, Restatement)

         Section 19.7 of the Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc. (the "Plan"), provides that the Company and the Union may, by joint agreement, amend the Plan at any time. Pursuant to the provisions of that Section, the Plan is hereby amended as follows:

         1.    Section 2.1 ("Account") is amended to read as follows:

               2.1 ACCOUNT. With respect to any Member, any or all of the following Accounts established and maintained on his behalf under the Plan:

                           (A) Before-Tax Account, to which shall be allocated any Salary Deferral Contributions made pursuant to Section 4.1.

                           (B) New Flight Service Manager Account, to which shall be allocated any Company contributions made on or after September 1, 1995, on behalf of International or Domestic Flight Service Managers, in accordance with the fixed contribution formula specified in Section 4.2.

                           (C) Employer Basic Account, to which shall be allocated any Supplemental Agreement Contributions or Other Company Contributions made on behalf of all Members pursuant to Section 4.2A.

                           (D) New After-Tax Account, to which shall be allocated any contributions made by Members on an after-tax basis (other than contributions previously made to the Stock Purchase Plan or Pursers Plan), in accordance with Section 4.3.

                           (E)      Rollover Account, to which shall be
                                    allocated any Member rollover contributions made pursuant to Section 4.4.

                           (F) Prior Plan Employer Account, to which shall be allocated any amounts attributable to contributions made by the Company to the Stock Purchase Plan and subsequently transferred to this Plan.

                           (G) Prior Plan Employee Account, to which shall be allocated any amounts attributable to contributions made by Members to the Stock Purchase Plan (on an after-tax basis) and subsequently transferred to this Plan.

                           (H) Old Flight Service Manager Account, to which shall be allocated:

                                   (1)  Any amounts attributable to
                                        contributions made by the Company to
                                        the Pursers Plan and subsequently
                                        transferred to this Plan; and

                                   (2)  Any contributions made by the
                                        Company on behalf of International
                                        Flight Service Managers pursuant to
                                        the version of Section 4.2 in
                                        effect prior to September 1, 1992.

                           (I) Old After-Tax Account, to which shall be allocated any amounts attributable to contributions made by Members to the Pursers Plan (on an after-tax basis) and subsequently transferred to this Plan.

                  When appropriate in the context, the term "Account" shall also refer to the aggregate of a Member's Accounts listed in this Section 2.1.

          2. The following new sentence is added at the end of Section 2.2 ("Account Balance"):

                    A Member shall be 100% vested in the Account Balance of his Accounts at all times.

          3. Section 2.9 ("Company Contributions Account") is deleted in its entirety.

          4. The last two paragraphs of Section 2.10 ("Compensation") are deleted in their entirety, and the following paragraph is substituted in their place:

                              Effective for Plan Years beginning after December
                    31, 1988, but before August 31, 1995, the annual Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code. Effective for Plan Years beginning after August 31, 1995, the annual Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted by the Secretary of the Treasury in accordance with Section 401(a)(17) of the Code. If Compensation is determined on the basis of a period of less than 12 calendar months, then the applicable dollar limitation in effect for the calendar year in which the period begins shall be multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the Compensation of a Member for purposes of any such dollar limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, a dollar limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined prior to the application of the dollar limitation.

          5.        The following new Section 2.11A is added immediately after
                    Section 2.11:

          2.11A DISABILITY: A medically determinable physical or mental impairment or impairments which are likely to be permanent and of such severity that the Member is not only unable to do his previous work but cannot, considering his age, education, and work experience, engage in any other kind of substantial gainful work which exists in the national economy, regardless of whether such work exists in the immediate area in which he lives, or whether he would be hired if he applied for work. For purposes of the preceding sentence, "work which exists in the national economy" means work which exists in significant numbers either in the region where such Member lives or in several regions of the country; provided that if the definition of disability should be changed for purposes of Federal Social Security, a corresponding change will be deemed made in the definition for purposes of this Plan. Anything contained herein to the contrary notwithstanding, a Member shall be considered Disabled if he and the Plan Administrator, acting in a uniform and nondiscriminatory manner and after a report by a physician or physicians appointed by the Plan Administrator, shall agree that he is Disabled, even if his condition does not fall within the definition in the first sentence of this Section.

          6. Section 2.29 ("Old After-Tax Contributions") is deleted in its entirety, and the following is substituted in its place:

                    2.29 OTHER COMPANY CONTRIBUTIONS. A contribution made by the Company at the discretion of the Board of Directors.

          7.        Section 2.30 ("Plan") is amended to read as follows:

                    2.30 PLAN. The Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc., as amended and restated, and any amendments thereto. For purposes of Section 401(a)(27)(B) of the Code, the Plan is a profit sharing plan.

          8.        The following new Section 2.39A is added immediately after
                    Section 2.39

                    2.39A SUPPLEMENTAL AGREEMENT CONTRIBUTION5. A contribution made by the Company pursuant to Section 15 ("Supplemental Agreement') of the January 5, 1993, Settlement Agreement among the Company, the Union, and other parties.

          9. Section 3.1 ("Minimum Service Requirement") and Section 3.2 ("Delayed Participation for Certain Employees") are amended to read as follows:

                    3.1 MINIMUM SERVICE REQUIREMENT. Each Employee shall be eligible to participate in the Plan as of the Effective Date. Any Employee hired after the Effective Date shall be eligible to participate in the Plan as of the first day of the next month. Notwithstanding the foregoing, for purposes of the Fixed Company Contributions described in Section 4.2, only International or Domestic Flight Service Managers who have completed two Years of Continuous Service shall be eligible for membership on the first day of the month next following the completion of said period of Continuous Service.

                    3.2 DELAYED PARTICIPATION FOR CERTAIN EMPLOYEES. In the event a person who is employed by the Employer in a capacity other than as an Employee (including "leased employees" within the meaning of Section 414(n) of the Code) subsequently becomes an Employee, he shall be eligible to elect to commence participation on the first day of the month subsequent to his commencement of service as an Employee or, with respect to the Fixed Company Contributions described in Section 4.2, upon completing two Years of Recognized Service.

          10. Section 4.2 ("Company Contributions') is deleted in its entirety, and the following is substituted in its place:

                    4.2 FIXED COMPANY CONTRIBUTIONS. Effective September 1, 1995, with respect to each Member who is an International or Domestic Flight Service Manager, the Company shall contribute monthly to such Member's New Flight Service Manager Account an amount equal to 5% of the Member's Compensation from the Company for his Recognized Service in each month, including any amount thereof computed retroactively. There shall be no offset, deduction, credit or diminution of the Company's contribution for any reason.

          11. The following new Sections 4.2A and 4.2B are inserted immediately after Section 4.2:

                  4.2A SUPPLEMENTAL AGREEMENT CONTRIBUTIONS. To the extent required under Section 15 ("Supplemental Agreement") of the January 5, 1993, Settlement Agreement among the Company, the Union, and other parties, the Company shall make Supplemental Agreement Contributions to the Plan. Any such Supplemental Agreement Contribution shall be made by the close of the Plan Year to which it relates, and shall be allocated among the Employer Basic Accounts of all Members in accordance with Section 5.4.

                  4.2B OTHER COMPANY CONTRIBUTIONS. With respect to any Plan Year, the Company's Board of Directors may specify an amount of money to be contributed to the Plan for that Plan Year. Any such Other Company Contribution shall be allocated among the Employer Basic Accounts of all Members in accordance with
                           Section 5.5.

          12. Section 4.4 ("Rollover Contributions") is amended to read as follows:

                    4.4 ROLLOVER CONTRIBUTIONS. Each Member may elect to make a rollover contribution to the Plan, provided such contribution qualifies as an "eligible rollover distribution" under Section 402(c)(4) of the Code, which determination shall be made by the Plan Administrator. The Plan Administrator may request of the Member any documents or evidence it deems necessary to assist it in making such determination. All rollover contributions shall be paid to the Plan Administrator in cash, delivered by the Plan Administrator to the Trustee as soon as practicable thereafter, and invested by the Trustee in accordance with the Member's election under Article VI.

          13. Section 4.7 ("Adjustments to Contribution Percentage") is amended to read as follows:

                  4.7 ADJUSTMENTS TO CONTRIBUTION PERCENTAGE. A member may elect to increase, decrease, suspend or restart his Salary Deferral Contributions and after-tax contributions at any time, such election to take effect on the first day of the payroll period next following the Plan Administrator's receipt of the election (or as soon as administratively practicable thereafter).

          14. Article V ("Allocations to Members' Accounts") is amended to read as follows:

                                   ARTICLE V
                        ALLOCATIONS TO MEMBERS' ACCOUNTS

                    5.1 SEPARATE ACCOUNTS. The Plan Administrator shall establish and maintain separate Accounts in the name of each Member pursuant to the remaining provisions of this Article V.

                    5.2 SALARY DEFERRAL CONTRIBUTIONS. The Plan Administrator shall allocate Salary Deferral Contributions to the Before-Tax Accounts in accordance with the applicable Salary Deferral Elections, concurrent with the Company's deposit of such contributions in the Trust pursuant to
                              Section 4.1.

                    5.3 FIXED COMPANY CONTRIBUTIONS. The Plan Administrator shall allocate fixed Company contributions to the New Flight Service Manager Accounts of International and Domestic Flight Service Managers, concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.2. Such contributions shall be allocated to such Members' Accounts in accordance with the same formula used to calculate the Company's fixed contribution obligation.

                    5.4 SUPPLEMENTAL AGREEMENT CONTRIBUTIONS. The Plan Administrator shall allocate any Supplemental Agreement Contributions to the Employer Basic Accounts of all Members, concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.2A. Such contributions shall be allocated in accordance with Appendix A hereto.

                    5.5 OTHER COMPANY CONTRIBUTIONS. The Plan Administrator shall allocate any Other Company Contributions to the Employer Basic Accounts of all Members, concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.2A. Such contributions shall be allocated to each Member's Account in the proportion that such Member's Plan Year Compensation bears to the total Plan Year Compensation of all Members.

                    5.6 AFTER-TAX CONTRIBUTIONS. The Plan Administrator shall allocate any Member after-tax contributions to the New After-Tax Accounts of the Members making such contributions in accordance with the applicable after-tax contribution elections, concurrent with the Company's deposit of such contributions in the Trust pursuant to Section 4.3.

                    5.7 ROLLOVER CONTRIBUTIONS. The Plan Administrator shall allocate any rollover contributions to the Rollover Accounts of Members electing to make such contributions, concurrent with the deposit of such contributions in the Trust pursuant to
                              Section 4.4.

                    5.8 FORMER COMPANY CONTRIBUTIONS. The Plan Administrator shall allocate any Company contributions made under the version of Section
                              4.2 in effect prior to September 1, 1992, to the Old Flight Service Manager Accounts of International Flight Service Managers, in accordance with the same formula used to calculate the Company's contribution obligation during the periods such contributions were made.

                    5.9 CONTRIBUTIONS TO PRIOR PLANS. The Plan Administrator shall allocate amounts transferred to this Plan from the Stock Purchase Plan or Pursers Plan to the following Accounts, as appropriate under subsections (F) through (I) of
                              Section 2.1:

                              (A)       Prior Plan Employer Account;

                              (B)      Prior Plan Employee Account;

                              (C) Old Flight Service Manager Account; and/ or

                              (D)      Old After-Tax Account.

                    5.10 NOTICE OF ALLOCATION. The Plan Administrator shall notify the Trustee, in writing, of the allocations made pursuant to the provisions of this Article V.

          15. Section 6.2 ("Investment Options") is amended to read as follows:

                    6.2 INVESTMENT OPTIONS. The Investment Committee shall select three or more Investment Options in which the Trustee shall invest the assets held in the Trust Fund. All such Investment Options shall comply with applicable laws and regulations. Each Member shall elect, in accordance with procedures established from time to time by the Plan Administrator, any combination of the Investment Options, in 1% increments, with respect to the funds in his Account. A similar election shall be made with respect to all future contributions to his Account.

                              Each Member shall be solely responsible for the selection of his Investment Options provided for hereunder. The fact that an Investment Option is made available to a Member for investment under the Plan shall not constitute, or be construed as constituting, a recommendation for investment in that Investment Option.

                              The Investment Committee is empowered with the authority and discretion to review or change any of the Investment Options. The Trustee and the Company shall not be liable or responsible for any loss resulting to a Member's Account because of any sale or investment directed by the Member under this Section 6.2 or because of the failure to take any action regarding an investment acquired pursuant to such elective investment. The Trustee and the Company shall be indemnified by the Member from and against any personal liability to which the Trustee and the Company may be subjected due to carrying out an elective investment directed by the Member or failing to act in the absence of instructions from the Member.

          16. Section 6.3 ("Frequency of Changing Investment Options") is amended to read as follows:

                    6.3 FREQUENCY OF CHANGING INVESTMENT OPTIONS. At any time, and without limitation, a Member shall be permitted to change his election of any Investment Option(s) and/or the percentage of funds in his Account to be invested in each Investment Option. Any such change in an investment election shall apply either to the Member's current Account Balance, to future contributions to his Account, or to both -- as designated by the Member -- and shall be effective as of the Valuation Date on which the Plan Administrator is notified of the election (or as soon as administratively practicable thereafter).

          17. Paragraph (3) of subsection 7.1 (a) is amended to read as follows:

                    (3) If there is an excess Annual Addition due to a calculation error, Employee contributions, the allocation of Forfeitures (if any), or other facts and circumstances as determined by the Plan Administrator, the excess will be corrected as follows:

                              (A) Any after-tax employee contributions, to the extent they would reduce the Excess Amount, will be returned to the Member;

                              (B)       Any elective deferrals (within the
                                        meaning of Code Section 402(g)(3))
                                        credited for the Limitation Year will
                                        be returned to the Member, to the
                                        extent they would reduce the Excess
                                        Amount;

                              (C)       If after the application of
                                        subparagraphs (A) and (B) an Excess
                                        Amount still exists, and the Member is
                                        covered by the Plan at the end of the
                                        Limitation Year, the Excess Amount in
                                        the Member's Account will be used to
                                        reduce contributions beginning with
                                        Employee Salary Deferrals, if any,
                                        (including any allocation of
                                        Forfeitures for such Member) in the
                                        next Limitation Year, and each
                                        succeeding Limitation Year if
                                        necessary;

                              (D)       If after the application of
                                        subparagraphs (A) and (B) an Excess
                                        Amount still exists, and the Member is
                                        not covered by the Plan at the end of a
                                        Limitation Year, the Excess Amount will
                                        be held unallocated in a suspense
                                        account. The suspense account will be
                                        applied to reduce future contributions
                                        beginning with Employee Salary
                                        Deferrals, if
                                        secondary education for the Member, his
                                        spouse, children, or dependents;

                              (4)       Payments necessary to prevent the
                                        eviction of the Member from his
                                        principal residence or foreclosure on
                                        the mortgage of the Member's principal
                                        residence; or

                              (5) Payment of funeral expenses for the Member's spouse or for any lineal ascendant or descendant of the Member or the Member's spouse.

                    (B) A withdrawal will be considered as necessary to satisfy an immediate and heavy financial need of the Member only if:

                              (1)       The Member has obtained all
                                        distributions, other than hardship
                                        withdrawals, and all nontaxable loans
                                        under all deferred compensation plans
                                        maintained by the Company;

                              (2)       All deferred compensation plans
                                        maintained by the Company provide that
                                        the Member's contributions (both
                                        pre-tax and after-tax) will be
                                        suspended for twelve months after the
                                        receipt of the hardship withdrawal;

                              (3) The withdrawal is not in excess of the amount of the immediate and heavy financial need; and

                              (4)       All deferred compensation plans
                                        maintained by the Company provide that
                                        the Member may not make Salary
                                        Deferrals for the Member's taxable year
                                        immediately following the taxable year
                                        of the hardship withdrawal in excess of
                                        the applicable limit under Section
                                        402(g) of the Code for such taxable
                                        year, less the amount of such Member's
                                        Salary Deferrals for the taxable year
                                        of the hardship withdrawal.

                    (C) For purposes of determining the amount of the immediate and heavy need, the amount may include additional amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the withdrawal.

                    (D) A hardship withdrawal shall be available only from a Member's Before-Tax Account, and then only to the extent of:

                              (1)       The Member's Salary Deferral
                                        Contributions; and

                              (2) Income attributable to the Member's Salary Deferral Contributions, to the extent such income was credited to the Member's Before-Tax Account as of December 31, 1988.

          9.2 WITHDRAWAL UPON ATTAINMENT OF AGE 59 1/2. Subject to the limitations provided in the remainder of this Article IX, any active Member who has attained age fifty-nine and one-half (59 1/2) may Elect to withdraw an amount up to his or her Account Balance in the following Accounts of the Member, to be withdrawn in the following order:

                    (A)       Prior Plan Employee Account;

                    (B)       Old After-Tax Account;

                    (C)       New After-Tax Account;

                    (D)       Prior Plan Employer Account;

                    (E)       Rollover Account; and

                    (F)       Before-Tax Account.

          9.3 WITHDRAWALS AVAILABLE AT ANY TIME. Subject to the limitations provided in the remainder of this Article IX, any active Member may Elect at any time to withdraw an amount up to his or her Account Balance in the following Accounts of the Member, to be withdrawn in the following order:

                    (A)       Prior Plan Employee Account;

                    (B)       Old After-Tax Account;

                    (C)       New After-Tax Account;

                    (D)       Prior Plan Employer Account;

                    (E)       Rollover Account.

          9.4 PERMITTED FREQUENCY OF IN-SERVICE WITHDRAWALS. Only one in-service withdrawal is permitted per calendar quarter.

          9.5 MINIMUM AMOUNT. The minimum amount of an in-service withdrawal is the lesser of $500 or the Member's "maximum withdrawable amount." A Member's "maximum withdrawable amount" shall equal the Member's total available Account Balance in the Accounts from which the Member may take a withdrawal, in accordance with Sections 9.1, 9.2 and 9.3 of the Plan. The minimum in-service withdrawal amount will be calculated and applied to the Member on a Plan-wide basis, rather than on a per-Account basis.

          9.6 SPOUSAL CONSENT. If a Married Member elects an in-service withdrawal when he or she has a positive Account Balance in his or her Old After-Tax Account, the Member must obtain the consent of his or her spouse in order to make an in-service withdrawal.

          9.7 FORM OF DISTRIBUTION. The form of payment for an inservice withdrawal is a single lump sum, except in the case of a Member who has a positive Account Balance in his or her Old After-Tax Account. An in-service withdrawal made by a Member with a positive Account Balance in his or her Old After-Tax Account shall be in the form of a Single Life Annuity (in the case of an unmarried Member) or a Qualified Joint and Survivor Annuity (in the case of a Married Member), as provided in subsection 12.1 (B); subject, however, to the right of the Member to waive the annuity form of distribution in the manner provided in subsection 12.1(C).

          9.8 EMPLOYEES NO LONGER IN ELIGIBLE CLASS. In the event a Member remains an employee of the Employer, but is no longer within the class of eligible Employees, such individual shall remain a Member for purposes of any in-service withdrawal under this Article IX, even though no further contributions are being made to the Plan on his or her behalf.

          9.9 INVESTMENT OPTION SOURCES. Within each Account type used for funding a withdrawal, amounts shall be withdrawn in direct proportion to the market value of the Member's interest in each Investment Option at the time the withdrawal is made.

          9.10 SUSPENSE ACCOUNTS AND DOMESTIC RELATIONS ORDERS. No withdrawal may be made from that portion of any Account which is in a suspense account pursuant to Section 7.1(a)(3) of the Plan or from that portion of an Account which is segregated while a determination is being made with respect to a Domestic Relations Order pursuant to
                    Section 16.4 of the Plan.

          19. Article X ("Death Benefits") is deleted in its entirety, and the following is substituted in its place:

                                   ARTICLE X
                                     LOANS

                    10.1 AMOUNTS. Each Member who is on active pay status, on a medical leave of absence, on furlough, or a party in interest (as such term is defined in ERISA) may borrow from the Plan an amount not to exceed the lesser of:

                              (A)       $50,000, reduced by the greater (if
                                        any) of:

                                        (1)       The highest outstanding
                                                  balance of loans to the
                                                  Member from the Plan during
                                                  the one-year period ending on
                                                  the day before the date on
                                                  which the loan is to be made;
                                                  or

                                        (2)       The outstanding balance of
                                                  any loan to the Member from
                                                  the Plan on the date on which
                                                  such loan is to be made or;
                                                  or

                              (B) One-half (1/2) of the Member's Account Balance in all of his or her Accounts (determined as of the last day of the preceding calendar month).

                                        No loan may be for an amount less than
                                        $1000, and no member may have more than
                                        one loan outstanding at any time. The
                                        amount the Member may borrow shall be
                                        reduced by the amount of any loan from
                                        any other tax-qualified plan maintained
                                        by the Company.

                    10.2 LOAN TERMS. An application for a loan shall be made in accordance with procedures established by the Plan Administrator. The terms and conditions of such loan shall be as follows:

                              (A) An annual rate of interest equal to the base rate on corporate loans at large United States money center commercial banks as reported in the Wall Street Journal (prime rate) in effect on the first business day of the calendar month in which such loan is requested.

                              (B) A fixed maturity date of no longer than five (5) years.

                              (C) Adequate security, which will be up to fifty percent (50%) of the value of the borrower's interest in his or her Accounts, although the Plan
                                        Administrator may require additional
                                        security as it deems appropriate.

                              (D)       Repayment:

                                        (1)       Active Employees: a level
                                                  schedule of payroll
                                                  deductions, to be made each
                                                  payroll period for repayment
                                                  of loan principal and
                                                  interest. Repayment will
                                                  commence on the first
                                                  available pay period after
                                                  receipt of the loan check.

                                        (2)       Inactive Employees: repayment
                                                  will be monthly, on an
                                                  amortized loan repayment
                                                  schedule.

                                                  Repayments will be
                                                  invested according to the
                                                  Member's current investment
                                                  election at the time of
                                                  repayment. If there is not a
                                                  current investment election
                                                  at the time of repayment, the
                                                  last investment election will
                                                  be used for investment of
                                                  repayments.

                              (E) The Member may repay the loan in full at any time without penalty.

                              (F)       Upon termination of employment the
                                        Member may either:

                                        (1)       Repay the loan from the
                                                  Member's current Account
                                                  Balance before distribution;
                                                  or

                                        (2)       Continue the same repayment
                                                  schedule, in accordance with
                                                  procedures established by the
                                                  Plan Administrator and with
                                                  the same loan terms as in
                                                  effect at the time of
                                                  termination.

                              (G) Loans shall be made available to all Members and Beneficiaries on a reasonably equivalent basis.

                              (H) Loans shall not be made available to Highly Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

                              (I) Loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988, shall be made pursuant to a written Member loan program, incorporated herein by reference, which will include the following:

                                        (1)       The basis on which loans will
                                                  be approved or denied;

                                        (2)       Procedures for applying for
                                                  the loans;

                                        (3)       The person or positions
                                                  authorized to administer the
                                                  Member loan program;

                                        (4)       Limitations, if any, on the
                                                  types and amounts of loans
                                                  offered;

                                        (5)       Procedures under the program
                                                  for determining the rates of
                                                  interest;

                                        (6)       The types of collateral which
                                                  may secure a Member loan; and

                                        (7)       The events constituting
                                                  default and the steps that
                                                  will be taken to preserve
                                                  Plan assets.

                    10.3 SOURCE OF LOAN FUNDING. A loan to a Member shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by Investment Option within each type of Account.

                              (A) The hierarchy for loan funding by type of Account shall be as follows:

                                        (1)       New Flight Service Manager
                                                  Account;

                                        (2)       Old Flight Service Manager
                                                  Account;

                                        (3)       Employer Basic Account;

                                        (4)       Before-Tax Account;

                                        (5)       Rollover Account;

                                        (6)       Prior Plan Employer Account;

                                        (7)       New After-Tax Account;

                                        (8)       Old After-Tax Account; and

                                        (9)       Prior Plan Employee Account.

                              (B) Within each Account used for funding a loan, amounts shall be drawn in direct proportion to the market value of the Member's interest in each Investment Option as of the date on which the loan is made.

                    10.4 EMPLOYEES NO LONGER IN ELIGIBLE CLASS. In the event a Member remains an employee of the Employer, but is no longer within the class of eligible Employees, such individual shall remain a Member for purposes of any Plan loan under this
                              Article X, even though no further contributions are being made to the Plan on his or her behalf.

                    10.5 SPOUSAL CONSENT. Any Married Member who is subject to the rules set forth in subsection 12.1(B) (because he has a positive Account Balance in either the Old Flight Service Manager Account or the Old After-Tax Account, or because he has previously elected to receive a distribution in any form of life annuity) must obtain the consent of his or her spouse in order to obtain a loan. Moreover, no such Member's loan shall be renegotiated, extended, renewed, or otherwise revised without the prior written consent of the Member's spouse to the use of the Member's Account Balance as security for the loan. Any such consent shall be obtained in accordance with Section 12.1, and shall be valid only if given during the 90-day period immediately preceding the date of the loan, renegotiation, extension, renewal, or other revision.

                    10.6      LOAN APPLICATION PROCEDURE.

                              (A)       A loan application may be obtained
                                        either by contacting the Plan
                                        Administrator or by following any other
                                        procedures specified by the Plan
                                        Administrator.

                              (B) The completed application should be returned to the location specified by the Plan Administrator. The loan terms will be described on the loan application. The completed and signed loan application will serve as the promissory note.

                              (C)       There will be an initial fee for
                                        obtaining a loan. An additional fee
                                        will be assessed on each March 31, June
                                        30, September 30, and December 31 on
                                        which the loan remains outstanding. All
                                        fees will be established from time to
                                        time by the Plan Administrator, and
                                        will be charged to the loan applicant's
                                        account.

                    10.7 LOAN DEFAULT-FORECLOSURE. Actively employed Members will make repayment via non-revocable continuing payroll deductions from each paycheck. If pay should become insufficient to cover the repayment or if the borrower is not actively receiving a paycheck to cover the repayment, monthly repayment checks must be submitted for scheduled payments. In the event that timely repayment is not received within 15 days, the Member will be notified of potential loan default and possible foreclosure upon the Account Balance. If the loan is not made current within 30 days of notice, the loan shall be declared in default. Upon default, the loan shall be immediately due and payable and a deemed distribution to the Member of the outstanding balance of the loan shall occur, to the extent provided under applicable Code provisions. Additionally, the amount of the loan in default will be subtracted from the Member's Account Balance for the purpose of determining the Account Balance available to the Member in the event the Member requests an in-service withdrawal under Article IX of the Plan. Notwithstanding the foregoing, the default shall not be satisfied out of the Member's interest in the Plan prior to his or her entitlement to a distribution under the terms of the Plan.

                    20. Article XI ("Employment Termination Benefits") is deleted in its entirety, and the following is substituted in its place:

                                   ARTICLE XI
                            TIMING OF DISTRIBUTIONS

          11.1 RETIREMENT, DISABILITY OR TERMINATION OF EMPLOYMENT. Upon a Member's Early Retirement, Normal Retirement, Deferred-Retirement (collectively, a "Member's Retirement"), Disability or Termination of Employment, a Member shall be entitled to a benefit, to be calculated as provided in subsection 11.5(D)(5) and to be distributed as provided in
                    Article XII. The distribution of the Member's benefit shall commence as soon as administratively practicable following the Plan Administrator's receipt of notice of the Member's Retirement, Disability or Termination of Employment. Notwithstanding the foregoing, if the Member's total Account Balance exceeds (or, at the time of any prior distribution has ever exceeded) $3500, the distribution shall be made in accordance with Section 11.3.

          11.2 DEATH. Upon the death of a Member, the Member's Beneficiary shall be entitled to a benefit, to be calculated as provided in subsection 11.5(D)(5) and to be distributed as provided in Article XIII. The distribution to the Beneficiary shall commence as soon as administratively practicable following the Plan Administrator's receipt of notice of the Member's death.

          11.3 ACCOUNT BALANCE OVER $3500. In the case of a Member who has not attained the age of 62 years and whose Account Balance exceeds $3500 (or at the time of any prior distribution has ever exceeded $3500), distribution of benefits under
                    Article XII shall not commence within 30 days after the date the Plan Administrator issues to the Member the notice required by Treasury Regulation Section 1.411(a)- 11(c) (the "Tax Notice"). The Tax Notice shall be distributed no less than 30 days and no more than 90 days before any distribution would be made.

                    The Tax Notice shall explain the tax rules that apply to Plan distributions and shall notify the Member of his right to (1) have benefit payments deferred to a later date, (2) have benefits paid to the Member, (3) have benefits paid in a direct rollover described in Article XIV, or (4) have benefits split between payment to the Member and payment in a direct rollover.

                    The Member shall elect in writing, on a form to be provided by the Plan Administrator, whether and/or how benefits are to be distributed. No distribution shall be made unless the Member (and the Member's spouse, if married) consents to such distribution. Such consent may not be given before the Member receives the Tax Notice nor more than 90 days before the distribution would be made. If the Member (or the Member's spouse, if married) refuses to consent to such distribution, his or her Accounts shall be retained in the Trust Fund. In that case, distribution shall commence as soon as administratively practicable after the first to occur of the Member's:

                              (1)       Election to receive benefits (with
                                        spousal consent, if married);

                              (2) Required Beginning Date, as defined in subsection 11.5(D)(6); or

                              (3) Death, provided the Plan Administrator receives notice of the Member's death.

                    If the Member has no balance in either the Old Flight Service Manager Account or the Old After-Tax Account, and if the Member is not otherwise subject to the annuity distribution rules described in subsection 12.1(B), the distribution to the Member may commence less than 30 days after the Tax Notice is given to the Member, provided that:

                              (1) The Plan Administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the Tax Notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                              (2) The Member, after receiving the Tax Notice, affirmatively elects a distribution.

                    11.4 MEMBER'S RIGHT TO ELECT DISTRIBUTION. Except with the Member's consent, distribution of a Member's Account Balance shall commence no later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

                              (A) The date on which the Member attains Normal Retirement Age;

                              (B) The tenth (l0th) anniversary of the year in which the Member commenced participation in the Plan; or

                              (C)       The date the Member terminates his
                                        service with the Company;

                              provided, however, that any Member who declines a distribution upon his or her termination of service with the Company shall be deemed to have consented to a deferral of any distribution until his or her Required Beginning Date, as defined in subsection 11.5(D)(6), subject to the Member's right to revoke such consent at any time by Electing to receive a distribution.

                    11.5 REQUIRED DISTRIBUTIONS. The requirements of this Section shall apply to any distribution of a Member's interest and will take precedence over any inconsistent provisions of this Plan.

                              (A)       Unless otherwise specified, the
                                        provisions of this Article apply to
                                        calendar years beginning after December
                                        31, 1984. All distributions shall be
                                        determined and made in accordance with
                                        the proposed Regulations under section
                                        401(a)(9) of the Code, including the
                                        minimum distribution incidental benefit
                                        requirement of Section 1.401(a)(9)-2 of
                                        the proposed regulations as prescribed
                                        by the IRS.

                                        The entire interest of a Member must be
                                        distributed or must begin to be
                                        distributed no later than the Member's
                                        Required Beginning Date (defined below)
                                        which is generally the April 1st
                                        following his attainment of age 7O1/2.

                              (B) Distributions, if not made in a single sum, may only be made over a period equal to or less than the following (or a combination thereof):

                                        (1)       The life of the Member,

                                        (2)       The life of the Member and a
                                                  Designated Beneficiary,

                                        (3)       A period certain not
                                                  extending beyond the Life
                                                  Expectancy of the Member, or

                                        (4)       A period certain not
                                                  extending beyond the joint
                                                  life and last survivor
                                                  expectancy of the Member and
                                                  a Designated Beneficiary.

                              (C)       If the Member's interest is to be
                                        distributed in other than a single sum,
                                        the following minimum distribution
                                        rules shall apply on or after the
                                        Required Beginning Date:

                                        (1)       Distribution During the
                                                  Member's Life: If a Member's
                                                  benefit is to be distributed
                                                  over (a) a period not
                                                  extending beyond the Life
                                                  Expectancy of the Member or
                                                  the joint life and last
                                                  survivor expectancy of the
                                                  Member and the Member's
                                                  Designated Beneficiary or (b)
                                                  a period not extending beyond
                                                  the Life Expectancy of the
                                                  Designated Beneficiary, then
                                                  the amount required to be
                                                  distributed for each calendar
                                                  year, beginning with the
                                                  distribution for the first
                                                  Distribution Calendar Year,
                                                  must at least equal the
                                                  quotient obtained by dividing
                                                  the Member's benefit by the
                                                  Applicable Life Expectancy.

                                                  For calendar years beginning
                                                  before January 1, 1989, if
                                                  the Member's spouse is not
                                                  the Designated Beneficiary,
                                                  the method of distribution
                                                  selected must assure that at
                                                  least 50 percent of the
                                                  present value of the amount
                                                  available for distribution is
                                                  paid within the Life
                                                  Expectancy of the Member.

                                                  For calendar years beginning
                                                  after December 31, 1988, the
                                                  amount to be distributed each
                                                  year, beginning with
                                                  distributions for the first
                                                  Distribution Calendar Year
                                                  shall not be less than the
                                                  quotient obtained by dividing
                                                  the Member's benefit by the
                                                  lesser of (a) the Applicable
                                                  Life Expectancy or (b) if the
                                                  Member's spouse is not the
                                                  Designated Beneficiary, the
                                                  applicable divisor determined
                                                  from the table set forth is
                                                  Q&A-4 of Section
                                                  1.401(a)(9)-2 of the proposed
                                                  regulations as proscribed by
                                                  the IRS. Distributions after
                                                  the death of the Member shall
                                                  be made using the Applicable
                                                  Life Expectancy above as the
                                                  relevant advisor without
                                                  regard to proposed
                                                  Regulations Section
                                                  1.401(a)(9)-2.

                                                  The minimum distribution
                                                  required for the Member's
                                                  first Distribution Calendar
                                                  Year must be made on or
                                                  before the Member's Required
                                                  Beginning Date. The minimum
                                                  distribution for other
                                                  calendar years, including the
                                                  minimum distribution for the
                                                  Distribution Calendar Year in
                                                  which the Employee's Required
                                                  Beginning Date occurs, must
                                                  be made on or before December
                                                  31 of that Distribution
                                                  Calendar Year.

                                                  If the Member's benefit is
                                                  distributed in the form of an
                                                  annuity purchased from an
                                                  insurance company,
                                                  distributions thereunder
                                                  shall be made in accordance
                                                  with the requirements of
                                                  Section 401(a)(9) of the Code
                                                  and the proposed regulations
                                                  thereunder.
                                     -22-

                                        (2)       Distributions After the
                                                  Member's Death: If the Member
                                                  dies after distribution of
                                                  his or her interest has begun
                                                  and he had attained age 70
                                                  1/2, the remaining portion of
                                                  such interest, if any, will
                                                  continue to be distributed at
                                                  least as rapidly as under the
                                                  method of distribution being
                                                  used prior to the Member's
                                                  death.

                                                  If the Member dies before
                                                  distribution of his or her
                                                  interest begins or if he is
                                                  not yet 70, distribution of
                                                  the Member's entire interest
                                                  shall be completed by the
                                                  later of December 31 of the
                                                  calendar year containing the
                                                  fifth anniversary of the
                                                  Member's death or if any
                                                  portion of the Member's
                                                  interest is payable to a
                                                  Designated Beneficiary,
                                                  distributions may be made
                                                  over the life or over a
                                                  period certain not greater
                                                  than the Life Expectancy of
                                                  the Designated Beneficiary
                                                  commencing on or before
                                                  December 31 of the calendar
                                                  year immediately following
                                                  the calendar year in which
                                                  the Member died, but if the
                                                  Designated Beneficiary is the
                                                  Member's surviving spouse,
                                                  the date distributions are
                                                  required to begin shall not
                                                  be earlier than the later of
                                                  (a) December 31 of the
                                                  calendar year in which the
                                                  Member died or (b) December
                                                  31 of the calendar year in
                                                  which the Member would have
                                                  attained age 70 1/2 ("spousal
                                                  exception rule").

                                                  If the Member has not made an
                                                  election pursuant to this
                                                  Section by the time of his or
                                                  her death, the Member's
                                                  Designated Beneficiary must
                                                  elect the method of
                                                  distribution no later than
                                                  the earlier of (a) December
                                                  31 of the calendar year in
                                                  which distributions would be
                                                  required to begin under this
                                                  Section, or (b) December 31
                                                  of the calendar year which
                                                  contains the fifth
                                                  anniversary of the date of
                                                  death of the Member. If the
                                                  Member has no Designated
                                                  Beneficiary, or if the
                                                  Designated Beneficiary does
                                                  not elect a method of
                                                  distribution, distribution of
                                                  the Member's entire interest
                                                  must be completed by December
                                                  31 of the calendar year
                                                  containing the fifth
                                                  anniversary of the Member's
                                                  death.

                                                  For purposes of the above
                                                  paragraphs, if the surviving
                                                  spouse dies after the Member,
                                                  but before payments to such
                                                  spouse begin, the provisions
                                                  above, except for the spousal
                                                  exception rule, shall be
                                                  applied as if the surviving
                                                  spouse were the Member.

                                                  Any amount paid to a child of
                                                  the Member will be treated as
                                                  if it has been paid to the
                                                  surviving spouse if the
                                                  amount becomes payable to the
                                                  surviving spouse when the
                                                  child reaches the age of
                                                  minority.

                                                  Distribution of Member's
                                                  interest is considered to
                                                  begin on the Member's
                                                  Required Beginning Date
                                                  (or, if applicable, the
                                                  date distribution is required
                                                  to begin to the surviving
                                                  spouse pursuant to the
                                                  above). If distribution in
                                                  the form of an annuity
                                                  irrevocably commences to the
                                                  Member before the Required
                                                  Beginning Date, the date
                                                  distribution is considered to
                                                  begin is the date
                                                  distribution actually
                                                  commences.

                    (D)       Definitions:

                              (1) Applicable Life Expectancy. The Life Expectancy (or joint life and last survivor expectancy) calculated using the attained age of the Member (or Designated Beneficiary) as of the Member's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date the Life Expectancy was first calculated. If Life Expectancy is being recalculated, the applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and if Life Expectancy is being recalculated, such succeeding calendar year.

                              (2) Designated Beneficiary. An individual affirmatively elected by the Member or the Member's surviving spouse. If no Beneficiary is elected, the Designated Beneficiary shall be the spouse of the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the proposed Regulations thereunder.

                              (3) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first Distribution calendar year is the calendar year in which distributions are required to begin pursuant to the above.

                              (4) Life Expectancy. Life Expectancy and joint life and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of
                                        Section 1.72-9 of the Regulations.

                                        Unless the Member or the surviving
                                        spouse elect otherwise by the time
                                        distributions are required to begin,
                                        life expectancies shall be recalculated
                                        annually. Such election shall be
                                        irrevocable as to the Member or
                                        surviving spouse and shall apply to all
                                        subsequent years. The Life Expectancy
                                        of a non-spouse Beneficiary may not be
                                        recalculated.

                              (5)       Member's Benefits.

                                        (a)       The Account Balance as of the
                                                  last Valuation Date in the
                                                  calendar year immediately
                                                  preceding the Distribution
                                                  Calendar Year (valuation
                                                  calendar year) increased by
                                                  the amount of any
                                                  contributions or Forfeitures
                                                  allocated to the Account
                                                  balance as of dates in the
                                                  valuation calendar year after
                                                  the Valuation Date and
                                                  decreased by distributions
                                                  made in the valuation
                                                  calendar year after the
                                                  Valuation Date.

                                        (b)       Exception for second
                                                  Distribution Calendar Year.
                                                  For purposes of paragraph (a)
                                                  above, if any portion of the
                                                  minimum Distribution Calendar
                                                  Year is made in the second
                                                  Distribution Calendar Year on
                                                  or before the Required
                                                  Beginning Date, the amount of
                                                  the minimum distribution made
                                                  in the second Distribution
                                                  Calendar Year shall be
                                                  treated as if it had been
                                                  made in the immediately
                                                  preceding Distribution
                                                  Calendar Year.

                              (6)       Required Beginning Date.

                                        (a)       General Rule. The Required
                                                  Beginning Date of a Member is
                                                  the first day of April of the
                                                  calendar year following the
                                                  calendar year in which the
                                                  Member attains age 70 1/2
                                                  subject to the transition
                                                  rules below.

                                        (b)       Transitional rules. The
                                                  Required Beginning Date of a
                                                  Member who attains 70 1/2
                                                  before January 1, 1988, shall
                                                  be determined in accordance
                                                  with (1) or (2) below:

                                                 (1)  Non 5-percent owners: The
                                                      Required Beginning Date
                                                      of a Member who is not a
                                                      5-percent owner is the
                                                      first day of April of the
                                                      calendar year following
                                                      the calendar year in
                                                      which the later of
                                                      retirement or attainment
                                                      of age 70 1/2 occurs.

                                                 (2)  5-percent owners. The
                                                      Required Beginning Date of
                                                      a Member who is 5-percent
                                                      owner during any year
                                                      beginning after December
                                                      31, 1979, is the first day
                                                      of April following the
                                                      later of:

                                                     (A)  The calendar year in
                                                          which the Member
                                                          attains age 70 1/2,
                                                          or

                                                     (B)  The earlier of the
                                                          calendar year with
                                                          or within which ends
                                                          the Plan Year in which
                                                          the Member becomes a
                                                          5-percent owner, or
                                                          the calendar year in
                                                          which the Member
                                                          retires.

                                    (c)     The Required Beginning Date of a
                                            Member who is not a 5-percent owner
                                            who attains age 70 1/2 during 1988
                                            and who has not retired as of
                                            January 1, 1989, is April 1, 1990.

                                    (d)     5-percent owner. A Member is treated
                                            as a 5-percent owner for purposes of
                                            this Section if such Member is a
                                            5-percent owner as defined in
                                            Section 416(i) of the Code
                                            (determined in accordance with
                                            Section 416 but without regard to
                                            whether the Plan is Top-Heavy) at
                                            any time during the Plan Year ending
                                            with or within the calendar year
                                            in which
                                            such owner attains age 66 1/2 or
                                            any subsequent Plan Year.

                                   (e)      Once distributions have begun to a
                                            5-percent owner under this Section,
                                            they must continue to be76132
                                            distributed even if the Member
                                            ceased to be a 5-percent owner
                                            in a subsequent year.

                  (E)      Transitional Rules for TEFRA Elections:
                           Notwithstanding the other requirements of this Section and subject to the joint and survivor annuity requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                           (1) The distribution by the Trust is one which would not have disqualified such Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                           (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                           (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                           (4) The Employee has accrued a benefit under the Plan as of December 31, 1983.

                           (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

                           A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                           For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements of (a) and
                           (e) above.

                           If a designation is revoked, any subsequent distribution must satisfy the requirements of
                           Section 401(a)(9) of the Code and the proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations as prescribed by the IRS thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distributions incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations as prescribed by the IRS. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from the Plan or another Plan, the rules in Q&A J-2 and Q&A J-3 of the proposed regulations shall apply.

          21. Article XII ("In-Service Withdrawals") is deleted in its entirety, and the following is substituted in its place:

                                  ARTICLE XII
                    RETIREMENT, DISABILITY, AND TERMINATION
                             OF EMPLOYMENT BENEFITS

                  12.1     STANDARD FORMS OF DISTRIBUTION.

                           (A) Unless the Member Elects otherwise, as provided in Section 12.2, if the Member has no balance in either his or her Old

                              Flight Service Manager Account or his or her Old After-Tax Account, the Trustee shall distribute Retirement, Disability or Termination of Employment Benefits in the form of a single lump sum.

                    (B) Unless the Member Elects otherwise, as provided in subsection 12.1(C) and Section 12.2, if the Member has a positive balance in either his or her Old Flight Service Manager Account or his or her Old After-Tax Account, the Trustee shall distribute Retirement, Disability or Termination of Employment Benefits in the form of an annuity, as provided in the following paragraphs:

                                    (1)     Each unmarried Member shall receive
                                            a Single Life Annuity, purchased
                                            with the Member's Account Balance.
                                            For purposes of this Plan, a Single
                                            Life Annuity shall mean a benefit
                                            payable monthly from a Member's
                                            benefit commencement date to the
                                            first day of the month in which the
                                            Member dies, or ten years,
                                            whichever is later. If the Member
                                            dies before the end of the ten-year
                                            period, continued payments will be
                                            made to his or her Beneficiary for
                                            the remainder of the ten-year
                                            period.

                                    (2)     Each Married Member shall receive a
                                            Qualified Joint and Survivor
                                            Annuity, purchased with the
                                            Member's Account Balance. For
                                            purposes of this Plan, a Qualified
                                            Joint and Survivor Annuity shall
                                            mean a benefit payable monthly from
                                            a Member's benefit commencement
                                            date to the first day of the month
                                            in which the Member dies, or ten
                                            years, whichever is later, and
                                            payable thereafter in monthly
                                            installments of 50% of the monthly
                                            amount payable to the Member during
                                            his or her lifetime, to the
                                            Member's surviving spouse, if any,
                                            for the remainder of his or her
                                            lifetime (where the surviving
                                            spouse is the person to whom the
                                            Member was married on the Member's
                                            benefit commencement date). No
                                            benefits shall be payable under a
                                            Qualified Joint and Survivor
                                            Annuity to a surviving spouse who
                                            was not the Member's spouse as of
                                            the Member's benefit commencement
                                            date.

                    (C) A Member may Elect to have any benefit hereunder paid in a manner described in Section 12.2,
                                        rather than in the form of a Single
                                        Life Annuity or Qualified Joint and
                                        Survivor Annuity, if he or she
                                        establishes to the satisfaction of the
                                        Plan Administrator that he or she has
                                        no spouse or that the spouse cannot be
                                        located, or if the spouse consents in
                                        writing to the Election and
                                        acknowledges its effect. Any spousal
                                        consent and acknowledgment shall be in
                                        a form authorized by the Plan
                                        Administrator and shall be witnessed by
                                        a notary public or a representative of
                                        the Plan Administrator. Any such
                                        consent and acknowledgment shall bind
                                        only the spouse who executes it, and
                                        shall not be effective unless the
                                        Election designates a specific
                                        alternative Beneficiary, including any
                                        class of Beneficiaries or contingent
                                        Beneficiaries, which may not be changed
                                        without spousal consent. Additionally,
                                        any such spousal consent will not be
                                        effective unless the Election
                                        designates a specific form of benefit
                                        payment which may not be changed
                                        without spousal consent. A Member may
                                        revoke such Election by completing a
                                        revocation form furnished by the Plan
                                        Administrator and filing it with the
                                        Plan Administrator during the election
                                        period. The number of such revocations
                                        shall not be limited. After an Election
                                        is revoked, another Election under this
                                        Section may be made during the election
                                        period; the conditions relating to
                                        spousal consent with respect to the
                                        initial Election shall apply as well to
                                        any subsequent Election. Any Election
                                        or revocation under this Section shall
                                        be effective on receipt thereof during
                                        the election period by the Plan
                                        Administrator. The "election period"
                                        shall be the 90-day period ending on
                                        the Member's benefit commencement date.
                                        The "benefit commencement date" is the
                                        first day of the first period with
                                        respect to which an amount is payable
                                        as a benefit under the Plan.

                              (D) During the period beginning 90 days before a Member's benefit commencement date and ending 30 days before the Member benefit commencement date, the Plan Administrator shall furnish each Member with a written explanation of:

                                        (a)       The terms and conditions of
                                                  the Qualified Joint and
                                                  Survivor Annuity;

                                        (b)       The Member's right to make,
                                                  and the effect of, an

                                                  Election  under subsection
                                                  12.1(C) to waive the Qualified
                                                  Joint and Survivor Annuity
                                                  form of benefit;

                                        (c)       The rights of the Member's
                                                  spouse under subsection
                                                  12.1(C);

                                        (d)       The right to make, and the
                                                  effect of, a revocation of an
                                                  Election under subsection
                                                  12.1(C); and

                                        (e)       The relative values of the
                                                  various optional forms of
                                                  benefit under the Plan.

                    12.2 OPTIONAL FORMS OF DISTRIBUTION. A Member may elect an optional form of benefit distribution, as provided in this Section. A Member who has a positive balance in either his or her Old Flight Service Manager Account or his or her Old After-Tax Account who Elects an optional form of distribution must waive the Single Life Annuity, if unmarried. If married, such a Member must waive the Qualified Joint and Survivor Annuity and receive spousal consent to such waiver in accordance with subsection 12.1(C) in order for such Election to be effective. The optional forms of benefit distribution are as follows:

                    (A)       A single lump sum.

                    (B) A partial lump sum. A member may Elect to have a portion of the Member's Account Balance paid in a lump sum, with the remainder to be paid later. Any such partial lump-sum distribution will be subject to the limitations applicable to in-service withdrawals, set forth in subsection
                              9.4 (frequency) and 9.5 (minimum amount).

                    (C) Installment distributions. A Member may Elect either to receive periodic installments over a period not to exceed the life expectancy of the Member and his or her spouse, or to receive installment payments of a specified dollar amount per month. In the event the Member Elects to receive installment payments of a specified dollar amount per month, he or she may Elect to receive a greater or lesser monthly payment in subsequent months, without the requirement of any further spousal consent.

                    (D) Single-life annuity with no term-certain guarantee.

                    (E) Single-life annuity with any term-certain guarantee.

                    A Member who is not otherwise subject to the survivor annuity distribution rules of subsection 12.1(B) (because the Member has no positive Account Balance in either the Old Flight Service Manager Account or the Old After- Tax Account) will become subject to the annuity distribution rules of subsection 12.1(B) if he or she elects any form of life annuity as an optional form of distribution. If such a Member is unmarried, he or she will receive a Single Life Annuity in accordance with subsection 12.1(B)(1). If such a Member is married, he or she will receive a Qualified Joint and Survivor Annuity in accordance with subsection 12.1(B)(2). The Member may elect to waive such form of annuity, as provided in subsection 12.1(C), and Elect any of the optional forms of distribution described in this
                    Section 12.2.

          22. Article XIII ("Distributions to Members and Beneficiaries") is deleted in its entirety, and the following is substituted in its place.

                                  ARTICLE XIII
                                 DEATH BENEFITS

                    13.1 SPOUSAL BENEFICIARIES. Upon a Member's death, a spousal Beneficiary may elect to receive any Death Benefit payable hereunder in any of the distribution options available to Members set forth in Section 12.2, with the following exceptions:

                              (A) A spousal Beneficiary may not elect any joint-life annuity; and

                              (B) A spousal Beneficiary may not elect any installment distribution calculated over the lives of the Beneficiary and any other individual.

                    13.2 NON-SPOUSAL BENEFICIARIES. Upon a Member's death, a non-spousal Beneficiary will receive any Death Benefit payable hereunder in a single lump sum.

                    13.3 PROOFS. The Plan Administrator may require such proof of death and such evidence of the right of any Beneficiary to receive payment of the benefits of the deceased Member as it may deem advisable. The Plan Administrator's determination of death and of the right of any Beneficiary to receive payment shall be conclusive.

          23. Article XIV ("Loans") is deleted in its entirety, and the following is substituted in its place:

                                  ARTICLE XIV
                                DIRECT ROLLOVERS

          14.1 Direct Rollovers. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributes in a direct rollover.

          14.2 Definitions. For purposes of this Article, the following terms shall have the meaning ascribed to them below:

                    (A) An "eligible rollover-distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (B) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
                              Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    (C) A "distributee", includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                    (D) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

          24.       The following new Section 16.6 is added at the end of
                    Article XVI:

                    16.6 SPECIAL PAYMENT RULES. Notwithstanding any other provision of the Plan to the contrary, the Plan may make payment to an "alternate payee" under a "qualified domestic relations order" at any time specified in such order, whether before, at, or after a Member's "earliest retirement age" (as such terms are defined in Code Section 414(p)), provided that any such payment before a Member's earliest retirement age shall be subject to the following conditions:

                              (a) The order must either provide for, or permit the Plan and alternate payee to agree to, such an early payment;

                              (b)       The payment must constitute a
                                        single-sum payment of all Plan benefits
                                        to which the alternate payee may become
                                        entitled under the terms of the order;
                                        and

                              (c)       If the order so provides, any such
                                        payment which exceeds $3,500 shall be
                                        made only with the alternate payee's
                                        written consent.

                              Unless the context clearly requires a contrary interpretation, any order providing for a single-sum payment to an alternate payee as of a Member's "earliest retirement age" shall be construed as providing for such payment to be made on the date which is as soon as administratively practicable after the Plan Administrator has determined that the order constitutes a qualified domestic relations order.

          25.       The following new Appendix A is added after Article XXI:

                                  APPENDIX A

                          ALLOCATION OF SUPPLEMENTAL

                            AGREEMENT CONTRIBUTIONS

        Any Supplemental Agreement Contribution made with respect to a Plan Year beginning on or after January 1, 1993, shall be allocated among the Employer Basic Accounts of all Members, in the proportion that each Member's Weighted Compensation for that Plan Year bears to the total Weighted Compensation of all Members for that Plan Year. For this purpose, a Member's "Weighted Compensation" shall be determined by multiplying the Member's Compensation by the applicable factor from the following table, based on the Member's age as of the first day of the Plan Year following the Plan Year to which the Supplemental Agreement Contribution relates:

         AGE                   FACTOR
         ---                   ------

20 & UNDER                  0.0554
        21                  0.0596
        22                  0.0640
        23                  0.0688
        24                  0.0740
        25                  0.0796
        26                  0.0855
        27                  0.0919
        28                  0.0988
        29                  0.1063
        30                  0.1142
        31                  0.1228
        32                  0.1320
        33                  0.1419
        34                  0.1525
        35                  0.1640
        36                  0.1763
        37                  0.1895
        38                  0.2037
        39                  0.2190
        40                  0.2354
        41                  0.2531
        42                  0.2720
        43                  0.2925
        44                  0.3144
        45                  0.3380
        46                  0.3633
        47                  0.3906
        48                  0.4199
        49                  0.4513
        50                  0.4852
        51                  0.5216

        52                  0.5607
        53                  0.6028
        54                  0.6480
        55                  0.6966
        56                  0.7488
        57                  0.8050
        58                  0.8653
        59                  0.9302
    60& OVER                1.0000

         Except as otherwise provided in the amended Plan provisions, the changes made by this Amendment shall be effective as of January 1, 1994.

         IN WITNESS WHEREOF, the Company and the Union, by the signatures of their duly authorized representatives below, hereby adopt and agree to be bound by the provisions of this Second Amendment to the Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc. Dated this ____ day of March, 1995.

                                                 TRANS WORLD AIRLINES, INC.

WITNESS:                                         By:
                                                    ---------------------------

----------------------------------------


                                                  THE INDEPENDENT FEDERATION
                                                  OF FLIGHT ATTENDANTS


WITNESS:                                          By:
                                                     --------------------------

-----------------------------------------

                                THIRD AMENDMENT

                                    TO THE

                          RETIREMENT SAVINGS PLAN FOR
                             FLIGHT ATTENDANTS OF
                          TRANS WORLD AIRLINES, INC.

                        (NOVEMBER 1, 1988 RESTATEMENT)

         Section 19.7 of the Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc. (the "Plan"), provides that the Company and the Union may, by joint agreement, amend the Plan at any time. Pursuant to the provisions of that Section, the Plan is hereby amended as follows:

         1.       Section 2.45 is amended to read as follows:

                  2.45 Union. the International Association of Machinists and Aerospace Workers.

         2.       The reference in Section 17.2 to the

           "Trans World Airlines Flight Attendants' Retirement Board
                    Independent Federal of Flight Attendants
                                630 Third Avenue
                           New York, New York 10017"

should be changed to:

            Trans World Airlines Flight Attendants' Retirement Board
                               District Lodge 142
       The International Association of Machinists and Aerospace Workers
                              400 N.E. 32nd Street
                          Kansas City, Missouri 64116

         Except as otherwise provided in the amended Plan provisions, the changes made by this Amendment shall be effective as of April 1, 1997.

          IN WITNESS WHEREOF, the Company and the Union, by the signatures of their duly authorized representatives below, hereby adopt and agree to be bound by the provision sof this Third Amendment to the Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc.

WITNESS:                                   TRANS WORLD AIRLINES, INC.

                                           By:
---------------------------------             -------------------------


WITNESS:                                    THE INTERNATIONAL ASSOCIATION
                                            OF MACHINISTS AND AEROSPACE
                                            WORKERS

                                            By:
---------------------------------              ------------------------

                               FOURTH AMENDMENT

                                     TO THE

                          RETIREMENT SAVINGS PLAN FOR
                              FLIGHT ATTENDANTS OF
                           TRANS WORLD AIRLINES, INC.

              (as amended and restated effective November 1, 1988)

         WHEREAS, Trans World Airlines, Inc. (the "Company") and the International Association of Machinists and Aerospace Workers (the "IAM"), representative of all of the flight attendants employed by the Company, desire to amend the Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc. (as amended and restated effective November 1, 1988 and as subsequently amended) (the "Plan") pursuant to authority jointly held by the Company and IAM under Section 19.7 of the Plan;

         NOW, THEREFORE, the Plan is hereby amended in the following particulars, effective as of the date written below, except as otherwise specifically provided herein:

          1. The first paragraph of Section 6.2 ("Investment Options") is amended to read as follows:

                    "The Investment Committee shall select three or more Investment Options in which the Trustee shall invest the assets held in the Trust Fund. Such Investment Options may consist of individual securities (including Company securities), insurance contracts, mutual funds or collective investment funds, money market funds or any other investment vehicle deemed appropriate by the Investment Committee. All such Investment Options shall comply with applicable laws and regulations. Each Member shall elect, in accordance with the procedures established from time to time by the Investment Committee any combination of Investment Options, in 1% increments, with respect to the funds in his Account. A similar election shall be made with respect to all future contributions to his Account. The Investment Committee may, in its sole discretion, limit investments in Company securities to a specified percentage of each Member's total Account. All Company securities in which a Member invests pursuant to this Plan will be purchased or sold on the American Stock Exchange or other securities exchanges or, with the Company's and Investment

                    Committee's consent, shall be purchased from or sold to the Company (without commission.)"

          2.        The following new Section 6.5 is added to the end of
                    Article VI:

                    "6.5 EXPENSES. Expenses of managing investments in each Investment Option, including investment management fees, commissions, and other transactions costs, shall be charged against the assets of the applicable Investment Option, except that expenses associated with the purchase or sale of Company securities shall be charged against the Account of the Member directing such transaction."

          3. Effective for Limitation Years beginning on or after January 1, 1995, subsection (b)(3) of Section 7.1 ("Allocation Limitations") is amended to read as follows:

                    "(3) If, pursuant to subsection (b)(2), or as a result of a calculation error, Employee contributions, the allocation of Forfeitures or other facts and circumstances as determined by the Plan Administrator, a Member's Annual Additions under this Plan and such other Plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions from this Plan and such other Plans in the following sequence:

                    (A) first, from this Plan, to the extent that the Excess Amount can be disposed of in the manner described in subparagraphs (A) and (B) of subsection (a)(3);

                    (B) second, from other qualified defined contribution plans which cover the Member, in reverse chronological order of allocation, to the extent that the remaining Excess Amount can be disposed of under the terms of such plans; and

                    (C) third, if after application of subparagraph (A) and (B) of this subsection (b)(3) any Excess Amount remains with respect to a Member, from this Plan in the manner described in subparagraphs (C), (D) and (E) of subsection
                              (a)(3).";

     4. Effective for Limitation Years beginning on or after January 1, 1995, subsections (b)(4) and (b)(5) of Section 7.1 are deleted in their entirety.

     5. The following new Section 18.3 is added to the end of Article XVIII:

                    "18.3 VOTING AND TENDERING COMPANY SECURITIES. Members who have invested in an Investment Option consisting of Company securities will be entitled to direct the Trustee with respect to the voting of full and fractional shares (if any) of Company securities credited to their Accounts and the manner in which to respond to a tender or exchange offer (including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and the Trustee shall vote, tender or exchange any full and fractional shares (if any) for which timely instructions were received in accordance with such instructions. The Company shall distribute to any Member whose Account is invested in Company securities information in connection with any meeting or tender or exchange offer, together with a form requesting instructions to the Trustee on how to vote any such securities or respond to any such tender or exchange offer to the extent required by the federal or state securities laws or by ERISA. The Trustee shall vote full and fractional shares (if any) of Company securities for which no timely directions were received in proportion to the votes of the shares for which timely directions were received, to the extent consistent with the Trustee's fiduciary duties under ERISA, as determined by the Trustee in its sole discretion. With respect to a tender or exchange offer, the Trustee shall not tender or exchange any full and fractional shares for which no timely instructions were received, except as otherwise directed by the Investment Committee or to the extent required in accordance with its fiduciary duties under ERISA.

          Each Member with Company securities credited to his Account is a "named fiduciary" within the meaning of Section 403(a)(1) of ERISA with respect to the Company securities held in his Account and, for purposes of voting, those Company securities held in the Accounts of other Members for which the Trustee has not received timely voting instructions."

     6.   The following new Section 20.6 is added to the end of Article XX:

                              "20.6 Incorporation of Certain Documents by
                    Reference. The following documents are hereby incorporated by reference in the Registration Statement on Form S-8 for the Plan (the "Registration Statement") as filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about July 14, 1997.

         (A) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission pursuant to Section 13 of the Exchange Act, on March 31, 1997;

         (B) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 15, 1997.

         (C) The description of the Company's Common Stock contained in the Form 8-A Registration Statement filed with the Commission on August 1, 1995, including any amendment or reports filed for the purpose of updating such description;

         (D) When filed, the Company's latest employee plan annual report, whether filed on Form 11-K or Form 10-K; and

         (E) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of such Registration Statement and prior to the filing of a post-effective amendment thereto which indicates that all securities offered thereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into such Registration Statement and to be a part thereof from the respective dates of filing of such documents.

         Any statements contained in a document incorporated or deemed to be incorporated by reference therein shall be deemed to be modified or superseded for purposes of such Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of such Registration Statement.

         IN WITNESS WHEREOF, the Company and IAM have caused this Fourth Amendment to the Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc. to be executed as of this ____ day of ________________, 1997, but effective as provided herein.

                                                   TRANS WORLD AIRLINES, INC.

WITNESS:                                           By:
                                                      -------------------------

--------------------------------
                                                   INTERNATIONAL ASSOCIATION OF
                                                   MACHINISTS AND AEROSPACE
                                                   WORKERS

WITNESS:                                           By:
                                                      --------------------------

--------------------------------